As filed with the Securities and Exchange Commission                                         on Registration No._333-184910

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 10

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FIRST RATE STAFFING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7380	46-0708635
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2775 West Thomas Road

Suite 107

Phoenix, Arizona 85018

(602) 442-5277

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Devon Galpin

12150 Bloomfield Avenue

Unit B

Santa Fe Springs, CA 90670

(562) 863-9564

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock held by Selling Shareholders	1,600,000 shares	$2.00	$3,200,000	$437

(1)    There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)    $437 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 1,600,000 shares of common stock offered by the holders thereof.

1

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2015

FIRST RATE STAFFING CORPORATION

1,600,000 shares of Common Stock offered by selling shareholders at $2.00 per share

This prospectus relates to the offer and sale of 1,600,000 shares of common stock (the “Shares”) of First Rate Staffing Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $2.00 per share for the duration of the offering

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,600,000. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public

Per Common Stock Share Offered	$2.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 7.

First Rate Staffing Corporation

2775 West Thomas Road

Suite 107

Phoenix, Arizona 85018

(602) 442-5277

Prospectus dated __________________, 2015

2

_________________

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

First Rate Staffing Corporation, a Delaware corporation (the “Company”), provides recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses. The Company was incorporated in the State of Delaware in April 2011, and was formerly known as Moosewood Acquisition Corporation (“Moosewood” or “Moosewood Acquisition”).

In May 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Moosewood Acquisition Corporation to First Rate Staffing Corporation.

On November 9, 2012, the Company entered into merger agreements with each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed on November 13, 2012. The purpose of the Mergers was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Prior to the Mergers, First Rate California and First Rate Nevada were under common control of the same group of shareholders.

First Rate California was formed in April 2010 in the State of California. Since its inception, First Rate California has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in California.

First Rate Nevada was formed in March 2010 in the State of Nevada and is registered to do conduct business in the State of Arizona. Since its inception, First Rate Nevada has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in Arizona.

Prior to the Mergers, Moosewood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as First Rate California and First Rate Nevada. As a result of the Mergers, each of First Rate California and First Rate Nevada has merged into and become a part of the Company. The Company, as the surviving entity from the Mergers, has taken over the respective operations and business plans of each of both First Rate California and First Rate Nevada.

The Company is located at 2775 West Thomas Road, Suite 107, Phoenix, Arizona 85018. The Company’s main phone number is (602) 442-5277.

Business

The Company is a temporary staffing company, which provides recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses. The Company’s client customization model allows it to formulate its services to meet its client’ specific needs and thereby provide its clients with the highest level of customer service. The Company strives to devote adequate time and attention to understand both the needs of its clients and the capabilities of its employees so that the Company can identify the best suitable matches between client needs and employee abilities. The Company is dedicated to achieving a high level of service for all of its clients and considers itself to be a loyal partner to meeting client demands. In this regard, the Company seeks to position itself not only as a pool of employee for its clients, but also as a dedicated business partner that understands its clients’ businesses and needs.

Services provided to clients by the Company include recruiting, payroll, all state and federal taxes, worker’s compensation coverage, and screening and managing of clients’ contingent work force. The Company provides comprehensive screening and electronic verification (for federal employment eligibility requirements) for all employees. The Company also conducts reference checks of employees to ensure that the employers receive accurate and useful descriptions of employees’ backgrounds and experiences. The Company also operates a risk management department that helps client mitigate losses by implementing sound and effective risk management procedures at client sites. Clients receive these risk management services at no cost, helping them to reduce their own business risks and expenses.

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Risks and Uncertainties facing the Company

The Company has a limited operating history and may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business. The Company anticipates that it would need approximately $1.0 million to $1.5 million to expand its operations in accordance with its current business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives from its clients. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customer clients. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for the Company, as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients. These tasks require significant time and attention from the Company’s management, and employees may nevertheless become dissatisfied with their respective tenure with the Company.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Significant uncertainty exists concerning State regulations governing employment matters as these regulations constantly change from year-to-year across many States. Changes in regulations (or the promulgation of new regulations or deletion of previous regulations) in States may have a substantially adverse effect on the Company and its business, including (without limitation) by increasing the costs of hiring, retaining and compensating employees. For example, and without limitation, in California, the State has been unsuccessful in reforming worker’s compensation laws, thereby resulting in ongoing and consistently large increases in the amount of worker’s compensation costs for businesses and employers (such as the Company). These increasing costs hamper the Company’s ability to compete for new clients and maintain existing clients.

While the Company has a diverse and wide range of clients, the Company still has heavy customer concentration with just a few of its clients. If the Company were to lose a significant client or if a major client reduced its annual spending with the Company (neither of which the Company could reasonably anticipate or predict), the Company would likely suffer a material adverse effect to its business and operations.

The Company will likely be significantly affected by any unforeseen changes in the businesses and operations of its clients. For example, and without limitation, any change in the individual at a client making purchase decisions of the Company’s services or any change of the client department that authorizes such purchases could potentially be very damaging for the Company. In addition, clients may, at any time and for any reason, downsize, reduce, reorganize or restructure their respective workforces, and such changes may potentially reduce or eliminate the need for the Company’s services.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

The Company’s board of directors has designated and plans to issue one series of shares of Series A preferred stock consisting of 2,000,000 such shares. Each share of Series A preferred stock is entitled to 25 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors promptly following the effectiveness of the instant registration statement (i.e. within 90 days). The shares are expected to be issued as follows: (a) 333,335 shares to Cliff Blake; (b) 333,333 shares to each of the following individuals: (i) Devon Galpin; (ii) Julie Galpin; (iii) Michael Mautz; (iv) Joy Mautz; and (iv) Terry Blake.

The purpose of the issuance of the Series A preferred stock would be to retain control of the Company for the current officers and directors. Even though such officers and directors presently control a majority of the common stock of the Company, their majority holdings may become diluted through additional shares issued by the Company from to time for completing acquisitions or securing financing or outside capital.

The effect of issuing all such Series A preferred stock would result in the Company’s officers and directors having more than 90% voting control power of the Company assuming all of the shares were sold in this offering (in lieu of 72% voting control without the 25:1 voting rights of the Series A preferred stock being in effect).

5

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,600,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 1,600,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $2.00 per share for the duration of the offering.

Common stock outstanding before the offering	7,500,000	(1)

Common stock for sale by selling shareholders	1,600,000

Common stock outstanding after the offering	7,500,000

Offering Price	$2.00	per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

As of the date of this offering, non-affiliates of the Company currently hold 1,000,000 shares of common stock in the Company (of the 7,500,000 total outstanding shares at present). The total number of shares being registered through this prospectus exceeds the number of shares held by non-affiliates of the Company. All shares of the Company’s common stock currently held by non-affiliates are being registered pursuant to this prospectus.

Summary Financial Information

The Company had no operations or specific business plan until the Mergers. The statements of operations data for the years ended December 31, 2014 and December 31, 2013, respectively, and the balance sheet data as of December 31, 2014 and December 31, 2013, respectively, are derived from the audited consolidated financial statements of the Company and related notes thereto included elsewhere in this prospectus.

	Year ended	Year ended
	December 31, 2014	December 31, 2013

Statement of operations
Revenue	$18,003,628	$9,177,841
Gross profit	$1,866,404	$877,812
Income (loss) from operations	$261,697	$(22,776)
Net income (loss)	$9,766	$(41,899)

	At December 31, 2014	At December 31, 2013

Balance sheet
Cash	$787,238	$54,043
Other assets	$6,200	$6,280
Total assets	$2,358,616	$316,708
Total liabilities	$1,399,652	$367,510
Total stockholders’ equity (deficit)	$958,964	$(50,802)

The statements of operations data for the year ended December 31, 2013 and the year ended December 31, 2012, respectively, and the balance sheet data as of December 31, 2013 and at December 31, 2012, respectively, are derived from the audited consolidated financial statements of Loyalty Staffing Services and related notes thereto included elsewhere in this prospectus.

	Year ended	Year ended
	December 31, 2013	December 31, 2012

Statement of operations
Revenue	$7,942,248	$7,667,602
Gross profit	$765,313	$869,681
Income from operations	$255,593	$159,941
Net income	$187,579	$120,036

	At December 31, 2013	At December 31, 2012

Balance sheet
Cash	$25,815	$69,961
Other assets	$26,526	$24,026
Total assets	$781,466	$532,319
Total liabilities	$209,996	$126,057
Total members’ equity	$571,470	$406,262

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RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date. The business model of the Company involves significant costs of services, resulting in a low gross margin on revenues. Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past. The Company hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of continued market acceptance.

There is no assurance that the Company’s services or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive. The Company’s industry is characterized by a large and fragmented group of competitors, and as such, there can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

7

The Company is an early-stage organization and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company’s business depends on the ability to attract and retain qualified temporary employees that possess the skills demanded by clients, and intense competition may limit the ability to attract and retain such qualified temporary employees.

The success of the Company depends on the ability to attract and retain qualified temporary employees who possess the skills and experience necessary to meet the requirements of clients or to successfully bid for new client projects. The ability to attract and retain qualified temporary employees could be impaired by improvement in economic conditions resulting in lower unemployment, increases in compensation, or increased competition. During periods of economic growth, the Company faces increasing competition from other staffing companies for retaining and recruiting qualified temporary employees, which in turn leads to greater advertising and recruiting costs and increased salary expenses. If the Company cannot attract and retain qualified temporary employees, the quality of its services may deteriorate and the financial condition, business, and results of operations may be materially adversely affected.

Any significant or prolonged economic downturn could result in clients using fewer temporary employees and the other services which the Company offers, terminating their relationship with the Company, or becoming unable to pay for services on a timely basis, or at all.

Because demand for temporary staffing services is sensitive to changes in the level of economic activity, the Company’s business has in the past and may in the future suffer during economic downturns. Demand for temporary staffing is highly correlated to changes in the level of economic activity and employment. Consequently, as economic activity begins to slow down, it has been the Company’s experience that companies tend to reduce their use of temporary employees, resulting in decreased demand for temporary employees and the other services the Company offers. Significant declines in demand, and thus in revenues, would likely result in lower profit levels. In addition, the Company may experience pricing pressure during economic downturns which could have a negative impact on the results of operations.

The deterioration of the financial condition and business prospects of clients could reduce their need for temporary staffing services and result in a significant decrease in the Company’s revenues and earnings derived from these clients. In addition, during economic downturns, companies may slow the rate at which they pay their vendors, seek more flexible payment terms or become unable to pay their debts as they become due

State unemployment insurance expense is a direct cost of doing business in the temporary staffing industry. State unemployment tax rates are established based on a company’s specific experience rate of unemployment claims and a state’s required funding formula on covered payroll. Economic downturns have in the past, and may in the future, result in a higher occurrence of unemployment claims resulting in higher state unemployment tax rates. Due to the recent economic downturn, states have increased, and may continue to increase, unemployment tax rates to employers, regardless of the employer’s specific experience. This would result in higher direct costs to us. In addition, many state unemployment funds have been depleted during the recent economic downturn and many states have borrowed from the federal government under the Title XII loan program. Employers in all states receive a credit against their federal unemployment tax liability if the employer’s federal unemployment tax payments are current and the applicable participating state is also current with its Title XII loan program. If a state fails to repay such loans within a specific time period, employers in such states may lose a portion of their tax credit.

8

The Company is exposed to employment-related claims and costs as well as periodic litigation that could materially adversely affect the Company’s financial condition, business, and results of operations.

The temporary staffing business entails employing individuals and placing such individuals in clients’ workplaces. The ability to control the workplace environment of clients is limited. As the employer of record of temporary employees, the Company incurs a risk of liability to temporary employees and clients for various workplace events, including:

-claims of misconduct or negligence on the part of employees;

-discrimination or harassment claims against employees, or claims by employees of discrimination or harassment by clients or the Company;

- immigration-related claims;

-claims relating to violations of wage, hour, and other workplace regulations;

-claims related to wrongful termination or denial of employment;

-violation of employment rights related to employment screening or privacy issues;

-claims relating to employee benefits, entitlements to employee benefits, or errors in the calculation or administration of such benefits; and

-possible claims relating to misuse of clients’ confidential information, misappropriation of assets, or other similar claims.

The Company may incur fines and other losses and negative publicity with respect to any of these situations. Some of the claims may result in litigation, which is expensive and distracts attention from the operations of ongoing business.

The temporary staffing industry is affected by seasonal fluctuations which make management of working capital more challenging and could adversely impact the Company’s financial position and the market price of its common stock.

The business of the Company is seasonal in nature. Client demand for temporary staffing services is highest in the second half of a year, primarily due to demands of the holiday season. Typically, earnings are lower in the first quarter of each year than in other quarters due to reduced seasonal demand for temporary staffing services and due to lower gross margins during such period associated with the front-end loading of certain taxes associated with payroll paid to employees.

The Company assumes the obligation to make wage, tax, and regulatory payments for our temporary employees, and, as a result, are exposed to client credit risks.

The Company generally assumes responsibility for and manage the risks associated with temporary employees’ payroll obligations, including liability for payment of salaries, wages, and certain taxes. These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes the Company to credit risks of clients.

Workers’ compensation costs for temporary employees may rise and reduce our margins and require more liquidity.

The Company is responsible for and pays workers’ compensation costs for regular staff and temporary employees. At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although the Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that the Company will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

9

The failure or inability to perform under client contracts could result in damage to the Company’s reputation and give rise to legal claims against the Company.

If clients are not satisfied with the level of performance, the reputation of the Company in the industry may suffer, which could have a material adverse effect on the business, financial condition, results of operations, and cash flows of the Company.

The Company may not successfully consummate or initiate acquisitions.

The ability of the Company to grow through acquisitions (as planned) will depend on a number of factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that the Company will continue to be able to establish and expand its market presence or to successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

-difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;

-over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenues, cost savings, and synergies that were anticipated;

-difficulties in integrating the acquired business into information systems, controls, policies, and procedures;

-failure to retain key personnel, business relationships, reputation, or clients of an acquired business;

-the potential impairment of acquired assets;

-diversion of management’s attention from other business activities;

-insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;

-the assumption of unknown liabilities and additional risks of the acquired business; and

-unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect the Company’s business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to the Company and disrupt its business.

The temporary staffing industry is highly competitive with limited barriers to entry, which could limit the Company’s ability to maintain or increase our market share or profitability.

The temporary staffing industry is highly competitive with limited barriers to entry. The Company competes in national, regional, and local markets. Price competition in the staffing industry, particularly from our smaller competitors in local and regional markets, is intense, and pricing pressures from competitors and clients are increasing. Pricing pressure in the past has negatively impacted the Company’s results of operations. There are new competitors entering various markets which may further increase pricing pressures.

Clients have continued to competitively bid new contracts, and this trend is expected to continue for the foreseeable future. The Company also faces significant competition in attracting and retaining qualified personnel.

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Client relocation of positions may have a material adverse effect on the financial condition, business, and results of operations of the Company.

Many companies have built or moved their operations or outsourced certain functions to other countries that have lower employment costs. If clients relocate positions we filled, this would have a material adverse effect on the financial condition, business, and results of operations of the Company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

 Improper disclosure of employee and client data could result in liability and harm to the reputation of the Company.

The business of the Company involves the use, storage, and transmission of information about employees and clients. It is possible that security controls over personal and other data and practices that the Company follows may not prevent the improper access to, or disclosure of, personally identifiable or otherwise confidential information. Such disclosure could harm the reputation of the Company and subject the Company to liability under contracts and the laws that protect personal data and confidential information, resulting in increased costs or loss of revenue. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which the Company provides services. The failure to adhere to or successfully implement processes in response to changing regulatory requirements in this area could result in legal liability or impairment to the reputation of the Company in the marketplace.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and directors beneficially own and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Company currently beneficially own approximately 80% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own 72% of the Company's then outstanding common stock upon closing of the offering. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 72% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

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The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

The Company’s officers and directors were recently employed through entities that became bankrupt.

The Company’s officers and directors were previously employed by Easy Staffing Services Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008). In March of 2009, Lumea, Inc. purchased Easy Staffing Services Inc., and the Company’s current officers and directors remained employed by Easy Staffing Services Inc. following the acquisition. Later, Lumea, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on August 17, 2011 and dissolved all of its operations in August 2012.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

A substantial portion of the assets of the Company are pledged as collateral under its factoring agreements.

The Company utilizes factoring in its business, and in connection therewith it pledges various assets as collateral. The lenders have a right to proceed against this collateral under certain circumstances. As part of its factoring arrangements, the Company has granted a continuing first position perfected priority security interest in collateral which includes all of the Company’s accounts receivables, inventory, equipment and investment property. The lenders can collect proceeds against this collateral and liquidate the collateral under a variety of circumstances, a fact that poses a significant potential risk to the Company. In the event of a default by the Company under the factoring/lending arrangement, all outstanding obligations of the Company could be accelerated, resulting in significant damage to the Company’s business, operations and relationship with key clients. Events of default include: the non-performance of the Company of its obligations under the factoring agreement; breach by the Company of any representation or warranty under the factoring agreement; the Company or any guarantor becomes subject to bankruptcy or similar debt relief proceedings; any guarantor of the Company’s obligations fails to perform its obligations or notifies the Company of its intent to rescind, terminate or modify any guarantee obligations (or any guarantee ceases to be in effect for any reason); or the factoring party deems itself to be insecure for any reason with respect to the prospect of repayment and performance of the Company’s obligations.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the application for quotation on the OTC Bulletin Board is not successful, the Company may seek to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

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Rule 144(i) restrictions regarding the Company’s shares have recently expired, and shares subject to those restrictions may be sold outside of this offering, which could depress the share price of the securities registered in this offering

Due to the Company’s previous status as a shell company, shareholders could not previously rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)). As such, certain shares of common stock had no ability for resale or transfer until the Company meets the requirements of Rule 144(i)(2) of the Securities and Exchange Commission.

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. A purchaser of securities that is able to rely upon Rule 144 can sell securities without them being registered in reliance upon Rule 144 for reselling the securities.

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The restriction regarding the use of Rule 144, due to the provisions of Rule 144(i), has recently expired with respect to the Company’s shares. As such, shares not registered in this offering may be sold pursuant to Rule 144, which could have the effect of depressing the share price (as a result of an excess number of shares being sold in the marketplace through Rule 144 concurrently with shares being sold in this offering).

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s services over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

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The Company has authorized the issuance of preferred stock with certain preferences and has already designated a series of 2,000,000 shares of preferred stock

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of shares of common stock. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.

To date, the board of directors has designated a series of 2,000,000 of these shares with specific rights and preferences. While only 2,000,000 preferred shares have been designated to date as a series by the board of directors of the Company, further preferred shares or preferences may be issued at any later time, subject to the sole discretion of the board of directors.

The Series A preferred stock designated by the board of directors has substantial rights and preferences that are senior to and above the common stock of the Company

At present, the board of directors has designated one series of shares of preferred stock consisting of 2,000,000 such shares. On July 31, 2013, the board of directors designated such shares as Series A preferred stock. Each share of Series A preferred stock is entitled to 25 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors promptly following the effectiveness of the instant registration statement (i.e. within 90 days).

Except as required by law, the affirmative vote of shareholders of a majority of the issued and outstanding shares of the Series A preferred stock shall decide any matter submitted to such holders, including with respect to amending the certificate of incorporation, a merger of the Company or disposing of the Company’s assets. The Series A preferred stock ranks senior and above the common stock of the Company with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the Company. The board of directors may, at its discretion, vote to declare dividends to holders of the Series A preferred stock at a rate and at a time to be fixed by the board of directors. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock will be entitled to receive a pro rata distribution of the Company’s funds or assets based upon voting rights of each such shares held by holders of the Series A preferred stock and any other capital stock of the Company.

The Series A preferred stock is designed to give voting control over the Company to its officers and directors

The Company anticipates issuing Series A preferred stock to its officers and directors in order to retain voting control of the Company. The Company’s board of directors has the ability to give itself and the Company’s officers voting control over the Company through any such issuances of preferred stock.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

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The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as staffing needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,600,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $2.00 per share  for the duration of the offering.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

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PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares. If, and when, a suitable broker-dealer, underwriter or selling agent is located, the Company would plan to disclose the same in this prospectus through an amendment to its Form S-1 registration statement to include such information herein.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $2.00 per share  for the duration of the offering. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 1,600,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 600,000 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 7,500,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part. However, the board of directors of the Company has already designated a series of 2,000,000 shares of preferred stock.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 1,600,000 shares of common stock for sale to the public by the holders thereof at a price of $2.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

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Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the board of directors has designated one series of shares of preferred stock consisting of 2,000,000 such shares. On July 31, 2013, the board of directors designated such shares as Series A preferred stock. Each share of Series A preferred stock is entitled to 25 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors at some time following the effectiveness of the instant registration statement (i.e. within 90 days). The shares are expected to be issued as follows: (a) 333,335 shares to Cliff Blake; (b) 333,333 shares to each of the following individuals: (i) Devon Galpin; (ii) Julie Galpin; (iii) Michael Mautz; (iv) Joy Mautz; and (iv) Terry Blake.

The purpose of the issuance of the Series A preferred stock would be to retain control of the Company for the current officers and directors. Even though such officers and directors presently control a majority of the common stock of the Company, their majority holdings may become diluted through additional shares issued by the Company from to time for completing acquisitions or securing financing or outside capital. The effect of issuing all such Series A preferred stock would result in the Company’s officers and directors having more than 90% voting control power of the Company assuming all of the shares were sold in this offering (in lieu of 72% voting control without the 25:1 voting rights of the Series A preferred stock being in effect).

Except as required by law, the affirmative vote of shareholders of a majority of the issued and outstanding shares of the Series A preferred stock shall decide any matter submitted to such holders, including with respect to amending the certificate of incorporation, a merger of the Company or disposing of the Company’s assets. The Series A preferred stock ranks senior and above the common stock of the Company with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the Company. The board of directors may, at its discretion, vote to declare dividends to holders of the Series A preferred stock at a rate and at a time to be fixed by the board of directors. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock will be entitled to receive a pro rata distribution of the Company’s funds or assets based upon voting rights of each such shares held by holders of the Series A preferred stock and any other capital stock of the Company.

Other than the Series A preferred stock noted above, the Company currently has no plans to issue any other preferred stock or adopt any other series, preferences or other classification of preferred stock. The additional issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

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In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends to common stockholders in the foreseeable future. However, the board of directors may, at its discretion, vote to declare dividends to holders of the Series A preferred stock at a rate and at a time to be fixed by the board of directors.

THE BUSINESS

Background

First Rate California and First Rate Nevada commenced operations out of a desire of its founders to offer clients a better solution in the staffing industry. Although all employees have extensive experience in the staffing industry, the goal is to bring together only the best employees and clients that create a service unrivaled in the staffing industry.

Summary

The Company is a temporary staffing service company, which provides recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses. The Company’s client customization model allows it to formulate its services to meet its clients’ specific needs and thereby provide its clients with the highest level of customer service. The Company strives to devote adequate time and attention to understand both the needs of its clients and the capabilities of its employees so that the Company can identify the best suitable matches between client needs and employee abilities. The Company is dedicated to achieving a high level of service for all of its clients and considers itself to be a loyal partner to meeting client demands. In this regard, the Company seeks to position itself not only as a pool of employee for its clients, but also as a dedicated business partner that understands its clients’ businesses and needs.

Services provided to clients by the Company include recruiting, payroll, all state and federal taxes, worker’s compensation coverage, and screening and managing of clients’ contingent work force. The Company provides comprehensive screening and electronic verification (for federal employment eligibility requirements) for all employees. The Company also conducts reference checks of employees to ensure that the employers receive accurate and useful descriptions of employees’ backgrounds and experiences. The Company also operates a risk management department that helps client mitigate losses by implementing sound and effective risk management procedures at client sites. Clients receive these risk management services at no cost, helping them to reduce their own business risks and expenses.

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The Company offers recruiting, human resources, workers’ compensation services, and risk management at no additional charge as part of the overall mark-up inclusive with the standard mark-up rate for temporary placement of employees. For example, a client may have a need for a certain number of temporary employees that fulfill a specific function. The Company recruits, screens, tests, and verifies employment eligibility for these individuals based on the requirements of the client. The Company also ensures that the employees are certified/licensed based on the equipment and facility that they will be operating within. The Company considers safety to be a very important priority since accidents directly impact workers’ compensation cost. Generally, workers’ compensation costs usually run from 6-10% of total costs. Risk management services, such as safety audits, certifications, and safety training, are typically provided at no additional charge (i.e. inclusive in the mark-up rate) to clients.

In the future, the Company plans to launch two new subsidiaries. These planned initiatives include a factoring subsidiary and a workers’ compensation captive. These two subsidiaries would dramatically reduce the cost of financing the Company’s operations as well as reducing its overall workers’ compensation costs.

The Business: Staffing

The industry is divided into three major segments: temporary help services (about 50 percent of industry revenue), professional employer organizations (about 40 percent), and placement agencies (about 10 percent). Temporary help services provide workers for customers for limited periods, often to substitute for absent permanent workers or to help during periods of peak demand. These workers, who are employees of the temporary help agency, will generally fill clerical, technical, or industrial positions. Professional employer organizations (“PEOs”), sometimes known as employee leasing agencies, contract to provide workers to customers for specific functions, often related to human resource management. In many cases, customers’ employees are hired by a PEO and then leased back to the customer. Placement agencies, sometimes referred to as executive recruiters or headhunters, find workers to fill permanent positions at customer companies. These agencies may specialize in placing senior managers, midlevel managers, technical workers, or clerical and other support workers.

The Company considers itself to be a temporary staffing company within the broader staffing industry. However, the Company does conduct permanent placements at the request of existing clients.

Staffing companies identify potential employees through advertising and referrals, and the companies interview, test, and counsel workers before sending them to the customer for approval. Pre-employment screening can include skills assessment, drug tests, and criminal background checks. Most staffing agencies provide some sort of training, often involving data entry and basic computer skills. The personnel staffing industry has been radically changed by the Internet. Many employers list available positions with one or several Internet personnel sites like monster.com or jobs.com, and on their own site. Personnel agencies operate their own sites and often still work as intermediaries by helping employers accurately describe job openings and screening candidates who submit applications.

Job growth drives demand for the personnel staffing industry. The profitability of individual companies depends on good marketing and availability of qualified employees. Large companies enjoy economies of scale in marketing and back-office operations. Small companies can compete successfully by specializing in an industry or a job function. The industry is labor-intensive: average annual revenue per worker is about $80,000.

To a great extent, client follow the seasonal retail cycles but precede them by 2-3 months. What occurs are two distinct “peak” seasons which fall in August-October, preceding Halloween, Thanksgiving, and Christmas. The second is April-May, preceding the summer season. Both provide extended spikes to the baseline revenue average of companies in the sector.

Major end-use customers include businesses from a wide range of industries. Nine of 10 large US businesses have used a staffing agency, according to the American Staffing Association. Wholesale, retail, and service industries are most likely to use temporary help services. Marketing involves direct sales presentations, referrals from existing clients, and advertising. Agencies compete both for customers and workers. Depending on market supply and demand at any given time, agencies may allocate more resources either to finding potential employers or potential workers. Permanent placement agencies work either on a retainer or a contingency basis, often 30 percent of annual salary. Clients may retain an agency for a specific job search or on contract for a specific period. Temporary help services charge customers a fixed price per hour or a standard markup on prevailing hourly rates. When a temporary employee is hired for a regular position within a company, the customer pays

For many staffing companies, demand is lower late in the fourth quarter and early in the first quarter, partly because of holidays, and higher during the rest of the year. Staffing companies may have high receivables from customers. Temp agencies and PEOs must manage a high cash flow and may maintain high cash balances because they funnel payroll payments from employers. Agencies invest periodically in computer systems. Large agencies may lease substantial amounts of office space.

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Staffing companies are regulated by the US Department of Labor (DOL) and the Equal Employment Opportunity Commission (EEOC), and often by state authorities. At issue is the relationship between the agency and the temporary employees, or employee candidates. Many federal anti-discrimination rules regulate the type of information that employment firms can request from candidates or provide to customers about candidates. PEOs are often considered co-employers along with the client, but the PEO is responsible for employee wages, taxes, and benefits. State regulation aims to ensure that PEOs provide the benefits they promise to workers.

Demand for personnel staffing services is strongest in areas with strong employment growth, and geographic location can determine an agency's success in attracting employees and employers. Customers generally prefer a staffing service that can provide workers for all of their office locations. Temporary employee candidates are often unwilling to relocate for a position.

Average hourly wages for placement agencies are slightly higher than the national average. Wages for PEOs are moderately higher than the national average. Wages for temporary help services workers are moderately lower than the national average, in part because the industry places a large number of workers in clerical and light industrial positions. The injury rate for the personnel staffing industry as a whole is about 40 percent lower than the national average.

The revenue of personnel agencies depends on the number of jobs they fill, which in turn depends on economic growth. During economic slowdowns, many client companies stop hiring altogether. In years of good economic growth, the number of jobs in the US economy grows 1 to 2 percent per year. Internet employment sites expand companies' ability to find workers without the help of traditional agencies. Personnel agencies often work as intermediaries, helping employers accurately describe job openings and screen candidates. Increasing the use of sophisticated, automated job description and candidate screening tools could make many traditional functions of personnel agencies obsolete. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing agency.

To avoid large placement agency fees, big companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year's salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Most personnel agencies are small and may depend heavily on a few big customers for a large portion of revenue. Large customers may lead to increased revenues, but also expose agencies to higher risks. When major accounts experience financial hardships, and have less need for temporary employment services, agencies stand to lose large portions of revenue.

The loss of a staff member who handles a large volume of business can result in a large loss of revenue for an agency. Individual staff members, rather than the agency itself, usually develop strong relationships with customers. Staff members who move to another agency are often able to move customers with them.

Some of the best opportunities for temporary employment are in industries traditionally active in seasonal cycles, such as construction, wholesale, and retail. Demand for staffing services is generally lower in the first and fourth quarters of the year. However, seasonal demand for workers creates cash flow fluctuations throughout the year. Cash flow imbalances also occur because agencies must pay workers even though they haven't been paid by customers.

Many personnel firms have been accused of employment discrimination based on age, race, religion, or sex. Age discrimination is the fastest-growing type of employment charge filed with the US EEOC. Allegations of discrimination by temporary workers results in high insurance costs for staffing agencies.

Because worker leasing and the large-scale use of temporary workers are relatively new phenomena, federal and state labor laws don’t directly address many of the issues these employer-employee relationships create. However, because clients have used PEOs to evade labor laws in the past, regulations are being tightened. PEOs are regulated in an increasing number of states, including Florida and Texas, where a significant number operate.

Trends in the Staffing Business

Startup costs for a personnel agency are very low. Individual offices can be highly profitable, but consolidation is driven mainly by the opportunity for large agencies to develop national relationships with big customers. Some agencies expand by starting new offices in promising markets, but most prefer to buy existing independent offices with proven staff and an existing customer roster.

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Temporary workers are becoming such a large factor at some companies that personnel agency staff sometimes work at the customer's site to recruit, train, and manage. Onsite training is designed to serve only that customer. Agencies try to match the best qualified employees for the customer's needs, but often provide additional training specific to that company, such as instruction in the use of proprietary software.

Some personnel consulting firms and human resource departments are increasingly using psychological tests to evaluate potential job candidates. Psychological, or liability, testing has gained popularity due to fraud scandals. In addition to stiffer background checks, headhunters check the credit of prospective employees.

The trends of outsourcing entire departments and dependence on temporary and leased workers will expand opportunities for personnel agencies. Taking advantage of their expertise in assessing worker capabilities, some agencies manage clients’ entire human resource functions. Human resources outsourcing (HRO) may include management of payroll, tax filings, and benefit administration services. HRO may also include recruitment process outsourcing (RPO), where an agency manages all recruitment activities for a client. The US RPO market is estimated to grow about 25 percent in 2011, according to GlobalData.

New online technology is improving staffing efficiency. For example, some online applications coordinate workflow for staffing agencies, their clients, and temporary workers, and allow agencies and customers to share work order requests, submit and track candidates, approve timesheets and expenses, and run reports. Interaction between candidates and potential employers is increasingly being handled online. Clients are also increasingly expecting online services on-the-go. Mobility is an important feature of many staffing agency technology solutions.

Initially viewed as rivals, some Internet job-search companies and traditional employment agencies are now collaborating. While some Internet sites don't allow agencies to use their services to post jobs or look through resumes, others find that agencies are their biggest customers, earning the sites a large percentage of their revenue. Some staffing companies contract to help client employers find workers online.

The Market

The output of US employment services is forecast to grow at an annual compounded rate of 4 percent between 2011 and 2016, based on industry data published in October 2011.

The global staffing services industry generates about $280 billion in annual revenue, according to the International Confederation of Private Employment Agencies. As the global economy recovers and employment improves, revenue could exceed $320 billion by 2015, according to Global Industry Analysts. Major staffing services providers include Adecco (headquartered in Switzerland), Randstad (the Netherlands), and Manpower (US). Overall, Europe is the largest regional staffing services market, representing about 40 percent of annual revenue. The US and Japan each account for about 20 percent of global revenue. The UK accounts for about 15 percent. There are about 70,000 private employment services agencies in the world, with the top 10 companies accounting for about a third of industry sales, according to the International Confederation of Private Employment Agencies. The industry is growing fastest among nations in the Asia-Pacific region.

The US personnel staffing agencies industry includes about 32,000 companies with combined annual revenue of about $215 billion. Major companies include ADP TotalSource, Insperity (formerly Administaff), Kelly Services, Manpower, and the US operations of Adecco. The industry is fragmented: the 50 largest companies generate about 40 percent of industry revenue. The global staffing services industry generates about $280 billion in annual revenue, according to the International Confederation of Private Employment Agencies. Major staffing services providers based outside the US are Adecco (Switzerland) and Randstad (the Netherlands). Large staffing services markets include the EU, the US, Japan, and the UK. US corporate profits, an indicator of corporate demand for staffing services, rose 7.9 percent in the third quarter of 2011 compared to the same period in 2010. US personal income, a measure of overall employment trends, rose 3.9 percent in October 2011 compared to the same month in 2010. Total US revenue for employment services rose 6.5 percent in the third quarter of 2011 compared to the same period in 2010.

Government policies often shape the staffing services industry and determine growth potential. In Europe and Asia, employment services providers must register and obtain licenses from government agencies. In the US and the UK, employment service firms are considered the legal employer of temporary and contract workers and must abide by additional regulations. Some countries, such as France, have restrictions on the use of temporary workers.

Rapid growth in the IT industry is benefiting US staffing firms, especially those with an IT focus. Two-thirds of staffing firms say that IT is the most sought after skill set, according to Staffing Industry Both permanent and contingent IT employees are in high demand. Recruiters are having a harder time finding high-skilled workers, such as enterprise architects, cloud architects, and security specialists. As a result, companies are more likely to turn to staffing agencies to find employees. Sixty percent of the fastest growing agencies and most sought after for acquisitions are IT staffing firms. The segment shows no signs of slowing down. IT staffing demand is expected to grow about 12 percent annually in 2011 and 2012, according to Staffing Industry Analysts.

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Higher wages and employment may indicate recovery for the staffing industry. Employment at staffing agencies increased 7.5 percent in August 2011 compared to August 2010. August employment was the highest monthly employment in the industry since October 2008. Year-over-year wages increased more than 3 percent in August 2011. Top executive salaries are also on the rise. Median executive compensation at the top public staffing agencies increased about 25 percent in 2010 from the previous year, according to a recent report by Equilar. The growth in executive pay is a shift from lower compensation in 2008 and 2009. For the first time since the late 2000s recession began, executive compensation, including salaries, stock options, and bonuses, is on the rise, a trend that is expected to continue, according to industry experts.

The Company’s Presence in the Market

Currently, the Company operates in California (the greater Los Angeles area) and Arizona (the greater Phoenix area). The presence in these two regions is due partly from the previous experience of the Company and its officers in these marketplaces, but also because of the heavy focus these two metropolitan areas have on the Company’s particular specialty niche in staffing; light industrial. In the past 18 months, the Company has seen the market trending upward with respect to its current client base, as evidenced in clients’ billing amounts increasing, and their overall need for labor assistance increasing. According to the American Staffing Association, a leader in industry analysis, temporary labor saw a year-over-year third quarter increase of 4.3% and a total year over year increase of 5.9%.

Los Angeles mirrors the Phoenix market as the Company sees a majority of its business in the form of unloading and re-packaging of bulk quantity goods that arrive through the Port of Long Beach. These goods vary from food products to retail items. Many have seasonal increases but the Company has a mainstay of labor that is employed throughout the year. Several clients operate in both Los Angeles and Phoenix and the Company provides its services in both locations to these clients. The Company does not currently operate in Nevada.

At present, the Company’s source of revenue is through its contracts with clients. The Company markets itself primarily through business to business relationships. Sales people are utilized to create relationships with the key decision makers at each potential client site so that the company can participate in upcoming RFP, RFQ, or open bidding process. Each client is scrutinized for credit worthiness, reputation, and exposure to potential injuries.

The Company matches specifically skilled workers with clients, saving businesses time and money, while providing for its employees with honesty and honor. This requires a high level of communication. It means asking open-ended questions and listening, not talking. This means knowing the local market so that the Company can really serve each client and employee. The Company believes that staffing goes beyond simply providing employees for labor.

Based upon metrics taken from the current client base, Company maintains a 95%+ fill and retention rate. This translates into orders filled on time with low incidents of turnover. Success in this area is predicated on stringent screening process and dedication to keeping hard working and high performing employees working. The Company calculates its fill and retention rates in its software tracking system. Each time a client places an order, the order is entered into the system with the details of the positions required and the start date. Once the order is entered the Company’s staff will assign employees to the order number. If an employee is not a desirable fit for the client, that individual is removed from the order assignment and replaced. The system is sophisticated enough that the Company generates reports that show when the order was placed, when it was filled, and if any replacements were needed. The Company can also obtain in-depth information, such as how many calls were made to place one individual or how many calls were placed to fill the entire order. The system has the ability to calculate the metrics. The turnover ratio is also calculated through the system using basic computations. Clients depend on having the requested amount of labor to complete their projects. Often, the Company will send extra people to offset the “human element” that cannot be controlled, such as when employees do not arrive to the worksite or the employee is not a suitable fit for the particular job.

The Company also maintains a ready pool of candidates each day to meet clients’ “asap orders” that need immediate attention. This practice, along with the Company’s 24-hour “on call” access, means every order will be acknowledged, received, and filled when needed. The pool of candidates varies based upon the time of year and based upon the roster and needs of clients. When clients are in a busy season, the Company will have 100+ people ready for “asap” orders and for next-day orders. During the first quarter of each year, which is typically the slowest time of year for the Company, the size of the pool would typically be lower (e.g. limited to only 20 people in the ready pool). The Company always seeks to balance having sufficient personnel to complete orders, but not having too many workers such that the Company discourages workers who take the time to apply and test but never get placed for a job by the Company.

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The Company plans to grow organically in this manner as a participant in the broader staffing sector. In the future, the Company also plans to build its business and industry reputation through growth via acquisitions. Growth will be primarily achieved through internal growth and the acquisition strategy. On the organic growths side, the Company currently believes that the majority of the companies that it works with currently only use the Company for only a portion of their temporary staffing needs. Improved relations with these clients along with the increase comfort level that the Company can handle more their needs will stimulate internal growth. With respect to acquisitions, by targeting small to medium size staffing companies, the Company can provide key benefits to the owners of these companies. This includes an operational economy of scale that they would not be able to obtain as a individual operating entity. Centralized processing allowing the acquisition (acquired business owner(s) to concentrate on retaining and adding new clients. Single funding source for all entities provides leverage that lowers funding cost and improves earnings. These value improvements are not normally obtainable by these small companies.

Governmental Regulations

The Company does not need or require any approval from government authorities or agencies in order to operate its regular business and operations. However, the proposed expansion to the Company’s business would require government approvals.

As an employment firm, the Company’s business is impacted from governmental regulations in the ordinary course of business. These regulations concern employment laws and rules. The Company must comply with all applicable federal and state wage and employment laws and rules. These regulations include, but are not limited to, the following: The Fair Labor Standards Act (FLSA), Occupational Safety and Health Act (OSH), The Consumer Credit Protection Act (CPCA as it pertains to wage garnishment), The Family and Medical Leave Act (FMLA), and Work Authorization. In addition, as employment laws and regulations are constantly changing, the Company must regularly evaluate if any new legislation requires it to comply with other or different laws.

Services

The Company prides itself on client customization by developing the service around its clients current operating procedures. The Company creates and maintains a fluid work environment between the client and the Company. In addition, the company also provides businesses with a high-caliber of employee available for project or permanent work. The Company listens to individual needs and customizes personnel solutions for both businesses and workers. The Company has designed an extensive service package with an emphasis on recruiting and risk management which is incorporated into its client customization model.

The Company maintains its high-caliber workforce though several important mechanism. First, the Company employs extensive screening and testing of employees before assigning employees. Employees must successfully pass the initial interview process with staffing coordinators where potential candidates must adeptly articulate their previous work experience and what skill-sets they have to offer. Second, if the employee passes the initial interview, he/she will be asked to complete secondary testing. This testing measures the employee’s ability in competency, math, and ability to follow instructions. This examination is time-constrained in order to also test for efficiency. Third, if the employee passes this portion of the screening he/she will be asked to take a safety exam. Fourth, if the safety exam is passed, the employee is then processed through E-Verify for employment eligibility and placed on an available list. Fifth, and finally, if the employee rejects the first assignments offered without valid cause, the employee will then be inactivated and placed as ineligible. This mechanism securely keeps the Company’s pool of qualified candidates as individuals ready and able to accept project assignments.

The Company does not apply one model to all situations, and instead maintains a fluid environment so that the Company can change as needed. Each team member is highly cross trained in all aspects of staffing. This allows each member to assist clients and employees with any situation. From operations to risk management to payroll, team members can handle client needs. Every employee is “guaranteed” from Company – meaning that if the employee does not meet the quality and/or performance standards of our client, we will refund the cost of that individual up to 8 hours. The “guarantee” is offered by the Company without specific conditions or limitations. Instead the Company evaluates the “guarantee” on a case-by-case basis as there are many scenarios where the Company could elect to refund or categorize the time worked as a ‘non-billable’ event. Examples of previous ‘non-billable’ events are: sales promotion (i.e. the Company offers that new clients who sign up to do business with the Company will not be charged for the first 200 hours) and customer satisfaction or goodwill (i.e. if an employee dramatically under-performed the standards of the Company or of the customer).

Customized recruitments match client specific needs with the pool of available candidates. The Company refreshes this pool weekly, which allows the Company to provide only the best candidates in time effective manner. In addition, the Company attempts to reduce injuries and create a safer and more productive worksite, in that the Company will perform site safety evaluations, implement an early intervention program, perform safety training, OSHA Compliance, case management, claims review, back to work programs, and accident investigation.

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Among the Company’s human resources services, the Company specifically provides each of the following specific set of services:

-Employees are thoroughly screened and tested to be sure they understand acceptable workplace practices.

-Employees are E-Verified to insure only legal workers are employed.

-Harassment and safe practices training is provided to all employees prior to hire.

-Full harassment trainings as needed by clients are also offered.

-Custom employee handbooks can be issued for specific locations.

-The Company carries out disciplinary action and employee improvement plans for workplace infractions.

Risk Management Program

The Company designed and created an industry-leading risk management and safety program. This program starts with the initial risk assessment of client sites. The Company’s risk management team will present a risk analysis to a new or potential client showing exposures and recommendations for correction. The Company’s risk management includes in the risk assessment proper training techniques for all employees to follow before being placed at the client site. This training incorporates the Company’s client required training as part of its customization model. Risk management also created a step by step “in case of injury” protocol to be followed which allows the Company to manage the claim from beginning to end to ensure the best possible chance that the claim remains first aid (non-recordable). If the claim does become a recordable injury, this program allows the Company to have the best possible chance to get the employee back to work and avoid litigation. The Early Intervention Nurse Program is one of the Company’s unique services that give the company a competitive edge on the competition. This program allows a medical professional to assist the employee via phone at the client site immediately when the injury occurs. First Rate Risk Management maintains relationships with all treating clinics where employees are seen in an attempt to get the clinic doctors to understand our treating philosophy.

The Company’s management believes, based on its knowledge and experience of the industry and its competitors, that its risk management and safety program is a leader in the industry. Workers’ compensation insurance is typically the highest cost associated with temporary staffing firms. As such, it is also the main contributor to the failure of temporary staffing firms. Many of the strategies and programs provided by the Company are not offered by its competitors. These novel initiatives include safety audits, accident prevention programs, 24/7 on-call risk managers, early intervention nursing programs, modified duty for injured workers, risk analysis (including restriction on employees performing duties outside of their job description or training), client site risk analysis and ongoing reporting. This collective effort in the area of risk management and safety has allowed the Company to secure contracts and keep its workers’ compensation insurance costs relatively low.

Early Intervention Program: The Company contracts with Risk Solutions to provide a unique on call nurse 24 hours a day. This practice allows the Company to diagnose injuries at the site to determine the extent of the injury and if the employee needs further medical treatment. If further medical treatment is needed, the nurse provides the risk management team with valuable information so we can insure that proper treatment is being administered by our contract clinic. The risk management team provides an extensive safety program to clients free of charge. From annual risk analysis to accident investigation, the risk management team is here to support clients.

Service Contracts

The Company enters into written service contracts with its customers. Among other things, these contracts provide that the Company will have various duties, including the following: (i) recruiting, screening, testing, qualifying, reference checking, and hiring employees; (ii) ensuring that Employment and Eligibility Verification form (I-9) is completed; (iii) maintaining all personnel files and payroll records for its employees; and (iv) withholding, paying, reporting all taxes, and issuing employee W-2 forms at the end of each year with respect to each employee provided to the customer as required by law. The Company also maintains workers’ compensation coverage for each of its employees. The Company also administers all unemployment claims with respect to each employee provided to customers. There are also obligations and requirements upon customers to ensure that the working relationship between the Company and its customers is smooth, efficient and successful.

Pricing

Pricing for services is dependent on several variables ranging from credit, risk exposure, payment terms, payment methods, volume, and potential for growth. Applicable pricing is specified in customer services agreements. The Company typically charges client by marking up the pay of employees or through other bill rates (i.e. the Company charges the client an hourly rate that is a premium (mark-up) to the hourly wage that the Company pays to the employee).

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The mark-up charged by the Company on temporary staff varies for a number of reasons. For example, in some arrangements, the marked-up rate charged to the client includes compensation, all taxes, unemployment charges, workers’ compensation costs and a profit for the Company. Notably, unemployment withholding and other charges vary by State and these differences impact this mark-up. In addition, workers’ compensation cost codes are assigned to the employee based on the job description, which is a significant variable in costs (for example, a clerical worker may have s rate of $00.80- $1.50 per hundred dollars of payroll while a fork lift driver may cost $5.00-$7.00 per hundred dollars of payroll). The Company might charge a higher mark-up to compensate for situations with higher workers’ compensation costs (i.e. in the instance of the fork-lift driver in the preceding example). Pricing and the rate of mark-up is also impacted by the relationship of the Company with the applicable customer. Clients that provide a large volume of business (typically over 75 employees) would generally receive discounted rates. On the other hand, clients at which employees have consistently incurred injuries or clients which have a history of injuries in their business will generally be charged an additional mark-up rate to counteract this expected cost and potential liability. Finally, the Company also offers clients discounts when clients refer new employees to the Company.

Competition

The staffing industry is characterized by a large number of competing companies in a fragmented sector. Major competitors also exist across the sector, but as the industry affords low barriers to entry, new entrants are constantly introduced to the marketplace. Currently there are approximately 18,000 staffing companies in the United States, and this number represents a significant decrease from the approximately 33,000 staffing companies that existed prior to 2010.

Currently, direct competitors of the Company include, but are not limited to, Kimco Staffing, Tri-State Staffing, Diamond Staffing, Ascend Staffing, Job Brokers, Select Staffing, Kelly Services, Personnel Plus. There are additional competitors that include any staffing company that would choose to compete in the light industrial arena or clerical business and in the current locations of the Company. The direct competitors listed above are currently servicing many of the same clients that the Company services and rely upon. The criteria for which these companies compete are based on price and service levels.

Within the staffing industry, the Company is in a middle tier position of the competitive matrix. The top layer of competitors is a few large corporate staffing and employment companies which have revenues of $75 million or more. The next (middle) layer of the competition consists of medium-sized entities (such as the Company) with revenues of $1 million or more. The largest portion of the marketplace is the bottom rung of this competitive landscape consisting of small individual-sized or family-run operations. As barriers to entry are low, sole proprietors, partnerships and small entities routinely enter the industry.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners. The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers. The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

Examples of valuable strategic partnerships would include partnerships or ventures with existing clients. For example, the Company would seek to undertake a client referral program, by which existing clients would refer new clients to the Company that already work with the existing client. This relationship would provide current customers with the reliability that their business contacts will benefit from the strong customer focus and service of the Company. Additionally, the Company would offer rate discounts to existing clients for providing the new business referrals to the Company. Another type of relationship that would benefit the Company would be the affiliation with the Company’s contemplated factoring company once this entity can be established. Numerous clients of the Company rely on outside financing to operate their business. These clients would now have the option to use the Company’s factoring facility. The Company expects this relationship to result in the reduction of overall financing costs for both the Company’s clients and the Company’s new factoring entity. A third example of a beneficial strategic partnership would involve providing existing clients an opportunity to join the workers’ compensation captive that the Company would like to ultimately build. By offering this workers’ compensation program to clients, the costs for workers’ compensation would be lowered across-the-board, thereby resulting in lower charges on account of workers’ compensation for both the Company and its clients. Moreover, the new workers’ compensation captive’s business would be bolstered, allowing the Company to build a larger suite of coverage and lowering per-employee operating costs.

The Company does currently work with important suppliers/vendors that are important for its operations and success:

Arizona Bio & Safety Supply Co., LLC, located in Glendale, Arizona, provides the Company with personal protective equipment used in the Company’s operations.

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The Company uses online recruiting sources, among other recruiting tools, including common websites, such as Careerbuilder.com.

Insurance is an important part of the Company’s overall operations, and Company maintains insurance for workers’ compensation matters and general liability.

The Company relies heavily on its software provider to manage payroll, factoring and other related human resources issues. Currently, the Company relies on Tempworks Software, but in the future, the Company may also consider other suitable software and service options.

Customers

The Company has a diverse array of customers across sectors. Key customers include the following (each of which comprises at least 5% or more of the Company’s sales): Essentials Packaging; States Logistics; Direct Chassis; Essentials, Inc.; Phillips Industries; and Premier Packaging. The Company also has many other customers, and plans to continue to grow its customer base.

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new clients. To date, advertising and marketing has been centered on reaching potential employees. In all locations, the Company has used multiple resources to drive in potential new temporary employees. These tactics range from advertisements in newspapers, job boards, unemployment assist centers, as well as online advertisements. The Company also utilizes CareerBuilder to recruit for professional placements.

The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s services and competitive solutions. A variety of marketing approaches, emphasizing the competitive advantages and key differentiators of the Company’s services, are expected to be used in order to attract new customers and entice existing customers to do larger volumes of business with the Company.

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

Operations

The Company requires that all potential employment candidates are required to complete an application process which screens for experience and work history. Upon completion, each candidate is interviewed by the Company’s staffing coordinators and is asked a series of questions based on the company’s local clientele's needs. The candidate is then given a sequence of competency testing to complete within an undisclosed timeframe to test for analytical and instruction following skills. At this point, the staffing coordinators make a determination to which client(s) the candidate is best suited based upon the most commonly filled positions. In the continued effort to provide the best candidates to clients, all employees are E-verified for employment eligibility. All employees are also subjected to additional testing (math and competency). The objective is to ensure that only the most qualified candidates fit current clients’ needs so that the Company can provide the highest level of service possible.

Revenues and Losses

The Company has posted revenues from operations based on its billings to, and services for, customers. The Company posted revenues of approximately $2.5 million during the partial-year 2010, approximately $6.1 million in the full-year 2011, approximately $6.9 million in the full-year 2012, approximately $9.1 million in the full-year 2013 and approximately $18 million for the year ending December 31, 2014.

The Company has a mixed record of net losses and profits. The Company posted net losses of $575 during the partial-year 2010, net profits of $21,315 in the full-year 2011, net losses of $120,195 in the full-year 2012, net losses of $41,899 in the full-year 2013 and net income of $9,766 for the year ending December 31, 2014.

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Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in April 2011, and was formerly known as Moosewood Acquisition Corporation. In May 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Moosewood Acquisition Corporation to First Rate Staffing Corporation.

Mergers

On November 9, 2012, the Company entered into merger agreements with each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed on November 13, 2012. The purpose of the Mergers was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Prior to the Mergers, First Rate California and First Rate Nevada were under common control of the same group of shareholders.

The Mergers were effectuated by the Company through the exchange of (i) all of the outstanding membership interests of First Rate California for 2,000,000 shares of common stock of the Company, and (ii) all of the outstanding shares of First Rate Nevada for 2,000,000 shares of common stock of the Company. Accordingly, a total of 4,000,000 shares were issued in the Mergers.

Prior to the Mergers, Moosewood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as First Rate California and First Rate Nevada. As a result of the Mergers, each of First Rate California and First Rate Nevada has merged into and become a part of the Company. The Company, as the surviving entity from the Mergers, has taken over the respective operations and business plans of each of both First Rate California and First Rate Nevada.

Relationship with Tiber Creek Corporation

In April 2012, the Company (through First Rate Staffing) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to First Rate Staffing; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Tiber Creek received cash fees from the Company of $45,000 and will receive an additional $20,000 at such time when the securities of the Company begin trading on the market. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement (i.e. this registration statement) to be filed by the Company. The engagement agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek and MB Americus.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Moosewood Acquisition, are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Moosewood Acquisition) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Entry into Agreement to Acquire Certain Assets of Loyalty Staffing

On February 11, 2014, the Company entered into an agreement to purchase the customer list of Loyalty Staffing Services, a California corporation (the "Seller"), for an aggregate purchase price valued at $1,500,000, consisting of $100,000 cash, $400,000 in a note payable and 500,000 shares of the Company's common stock, valued at a price of $2.00 per share. As part of the agreement, the former president and owner of the Seller, Nancy Esteban, will become an employee of the Company.

The agreement provides that:

(1) $100,000 of the cash portion of the purchase price shall be paid $50,000 within five business days of the release of certain Uniform Commercial Code liens and personal guarantees and an additional $50,000 sixty days from the date of such release.

(2) The Company shall execute a promissory note in favor of the Seller for the remaining $400,000 with $75,000 payable six months after the closing date of the agreement (February 11, 2014) and $325,000 payable 30 months after such closing date.

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The Seller has the option of converting all or any part of the $400,000 balance into the Company's common stock at the then prevailing trading price or market value at the time of closing of the agreement or $2.00 per share. The Seller has agreed to a reduction in the promissory note of an amount equal to 5% of $1,500,000 and a return of common stock of an amount equal to 2.5% of $1,500,000 for every reduction of $1,500,000 in annual revenues generated by the loss a client or clients acquired as part of the asset agreement within 12 months from the closing date.

The Seller is a light industrial and hospitality staffing service company in business since 2008 servicing clients in the greater Los Angeles area. Loyalty Staffing services over 60 clients with approximately $6,000,000 to $7,000,000 in revenues. The Seller’s clients mirror the current client types of the Company, and management believes that the synergy between the two companies is extremely strong. The Company services clients in the Santa Fe Springs area of Los Angeles, along with Phoenix, Arizona. Loyalty Staffing services clients in the Torrance area of Los Angeles County. Management believes that the acquisition will greatly enhance the market presence of the Company in the greater Los Angeles-area that the combination of the two entities will allow the Company to reduce overall expense through economies of scale and improve profitability.

A copy of the acquisition agreement is attached as an exhibit to the Form 8-K that was filed in February 2014.

Promissory Notes

The Company has promissory notes outstanding of $4,509 (as of December 31, 2014) from monies advanced by Mr. Cliff Blake, an officer and director of the Company, to the Company. The original issuance of these notes was in the following amounts:

•	Three-year Promissory Note, as of March 2012, for $50,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $45,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $15,600, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of June 2012, for $109,826, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of June 2012, for $15,600, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of December 2012, for $100,652 at 6.00% simple interest rate, maturing in December 2015.

Factoring Facilities

The Company uses factoring of accounts receivables in its business, and in conjunction with such factoring facilities, the Company pledges assets as collateral. Currently, the Company has factoring credit facilities with TAB Bank under multi-year agreements entered into by First Rate California and First Rate Nevada, respectively. Previously, the Company worked with another lender; however, as the Company’s business has grown and its operations have expanded, the Company established the new credit facilities with TAB Bank in August 2012.

Factoring is based only on the accounts receivables that are selected by the Company for sale to the lender. The lender purchases the selected accounts receivable and owns those receivables. The lender charges interest at about 9% per annum until the receivables are collected. The lender typically advances 90% of the amount of the receivable at the time of sale to the lender and then holds the other 10% in reserve pending collection of the receivable (i.e. as the lender collects the receivables, the lenders return the 10% reserve amount to the Company). If the lender cannot collect all or part of the receivable, the lender will charge the reserve account of the Company.

The collateral pledged to the lender is the actual accounts receivables. As part of its factoring arrangements, the Company has granted a continuing first position perfected priority security interest in collateral, which includes all of the Company’s accounts receivables, inventory, equipment and investment property. The lenders can collect proceeds against this collateral and liquidate the collateral under certain circumstances. In the event of a default by the Company under the factoring/lending arrangement, all outstanding obligations of the Company could be accelerated, resulting in significant damage to the Company’s business, operations and relationship with key clients.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees and Organization

The Company presently has approximately 225 employees.

Most employees receive health benefits. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

The Company considers its employees to be a prime strategic asset of its overall business and operations, and the Company strives to operate its business in a lean and cost-effective manner. The Company operates its business through the use of staffing coordinators, operation managers, sales managers, and senior management, all of which are integral to the success of the Company’s organization and operations. The Company’s model for its employment organization is based on the ratio of one employee for approximately every $1,000,000 in sales. The Company believes that this model compares favorably to an industry average based on one employee to every approximately $800,000 in sales.

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Property

The Company currently has two physical locations: Santa Fe Springs, California and Phoenix, Arizona.

The Santa Fe Springs location consists of 1,000 square feet and is a monthly lease that is located in an office park on a major thoroughfare for southern Los Angeles County, California. The monthly lease cost is $1,015, and annually the Company expends $12,700 for such lease. This location is almost filled at capacity and offers limited street visibility.

The Phoenix location consists of 1,600 square feet and is a yearly lease and is located at an intersection of a major thoroughfare for Phoenix, Arizona. The Phoenix location offers street visibility and room for growth. The monthly lease cost is $1,757, and annually the Company expends $20,750 for such lease.

The Company also anticipates opening an official corporate location in Irvine, California in the near future.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

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The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In June 2011, the Company (as Moosewood Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001522215.

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PLAN OF OPERATION

Business Plan

The basic business plan of the Company consists of providing employees to its clients and earning fees from these service agreements with clients. Expansion for the Company will come from several sources: first, organic growth with clients who open new facilities which will allow the company to have a presence in a new area if the Company can remain their employee services provider. Second, the Company plans to bid for new contracts that would have enough volume which would warrant opening a new location in an area where the Company was not previously represented. Third, the Company plans acquisitions of staffing companies which would give the Company an immediate presence in new territories. Finally, the Company does not currently operate overseas, but international expansion may present additional expansion opportunities in the future.

Potential Revenue

The Company expects to earn potential revenue from existing client services engagements whereby employees are placed at these clients. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in April 2011. Each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), merged into the Company in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed in November 2012. References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” include First State California and First State Nevada, collectively.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

The Company has posted revenues from operations based on its billings to, and services for, customers. The Company posted revenues of approximately $2.5 million during the partial-year 2010, approximately $6.1 million in the full-year 2011, approximately $6.9 million in the full-year 2012, approximately $9.1 million in the full-year 2013 and approximately $18 million for the full-year 2014.

The Company has a mixed record of net losses and profits. The Company posted net losses of $575 during the partial-year 2010, net profits of $21,315 in the full-year 2011, net losses of $120,195 in the full-year 2012, net losses of $41,899 in the full-year 2013 and net income of $9,766 for the full-year 2014.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

Pricing for services is dependent on several variables ranging from credit, risk exposure, payment terms, payment methods, volume, and potential for growth. Applicable pricing is specified in customer services agreements. The Company typically charges client by marking up the pay of employees or through other bill rates (i.e. the Company charges the client an hourly rate that is a premium (mark-up) to the hourly wage that the Company pays to the employee).

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The mark-up charged by the Company on temporary staff varies for a number of reasons. For example, in some arrangements, the marked-up rate charged to the client includes compensation, all taxes, unemployment charges, workers’ compensation costs and a profit for the Company. Notably, unemployment withholding and other charges vary by State and these differences impact this mark-up. In addition, workers’ compensation cost codes are assigned to the employee based on the job description, which is a significant variable in costs (for example, a clerical worker may have s rate of $00.80- $1.50 per hundred dollars of payroll while a fork lift driver may cost $5.00-$7.00 per hundred dollars of payroll). The Company might charge a higher mark-up to compensate for situations with higher workers’ compensation costs (i.e. in the instance of the fork-lift driver in the preceding example). Pricing and the rate of mark-up is also impacted by the relationship of the Company with the applicable customer. Clients that provide a large volume of business (typically over 75 employees) would generally receive discounted rates. On the other hand, clients at which employees have consistently incurred injuries or clients which have a history of injuries in their business will generally be charged an additional mark-up rate to counteract this expected cost and potential liability. Finally, the Company also offers clients discounts when clients refer new employees to the Company.

Potential Revenue

The Company expects to earn potential revenue from existing client services engagements whereby employees are placed at these clients. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Capital Resources

As of December 31, 2014, the Company had cash of $787,238 and accounts receivable of $330,538.

The Company’s proposed expansion plans and business process improvements over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise between $2 million and $4 million of outside funding in the next one year, for the purposes of funding its own accounts receivable factoring company, establishing and operating its own worker’s compensation captive unit, and acquiring competitors and complementary service providers in its sector. Of this amount, the Company expects that it will need funding of $1.0 million to $1.5 million to achieve its expanded growth and profit objectives in its existing core business over the next two years.

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The Company anticipates that it will require approximately $700,000 to $1.0 million to establish and fund its factoring facility. These amounts would be used to fund payroll and taxes up to the point that these amounts are collected from the client. Factoring internally would mean self-financing, resulting in a savings to the Company. No additional material or regulatory costs would be incurred at this point. If the Company were to offer factoring to other entities (i.e. outside of the Company) then Company would be subject to all the rules and regulations surrounding the operations of a finance company. Once the factoring entity is successfully set-up, the Company expects to realize ongoing savings from the reduced factoring costs.

The Company expects that establishing and funding its workers’ compensation captive will separately require funding of approximately $500,000 to $1.0 million, which will include a substantial deposit to establish the captive as a self-insured funding unit. The costs include a deposit needed of $500,000 or more, set-up costs of $50,000 to $60,000, and administrative fees of approximately $15,000 to $20,000 per year. Legal requirements for the formation of a captive vary by State. Currently, Hawaii and Nevada offer the most favorable requirements for establishing a captive for the Company. Any captive would still require catastrophic coverage beyond the normal coverage provided by the captive. There are numerous companies which provide direction and assistance for establishing a captive, and the Company would plan to engage such an advisory company. These companies are primarily responsible for ensuring that the captive meets the regulatory requirements initially and annually in the applicable State of formation. These advisors also assist in risk assessment, legal deposit requirements and claims administration. An impact on the Company’s current business from the captive would be the ability to retain the large deposit amounts required by insurance providers to remain in the control of the Company. As with the factoring entity, once the workers’ compensation captive is successfully set-up, the Company expects to realize ongoing savings from the reduced workers’ compensation costs.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations (including its goals of establishing a factoring entity and workers’ compensation captive) unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a liquidity issue, based on expected recurring operations. Any liquidity issues in the past were experienced as a result of non-recurring expenses and charges associated with preparing for the public offering of securities through this registration statement. In 2012, the Company expended a total of $105,780 in connection with the public offering of the Company’s securities ($45,000 paid to Tiber Creek, $42,000 for audit work and $18,780 for other professional fees). These amounts are non-recurring in nature, and without incurring such amounts, the Company would have finished 2012 with a cash balance of $291,367. Instead, the Company finished the year ended 2012 with a cash balance of $185,587. Although the Company incurred net loans of $231,493 from related parties in 2012, the Company would have still been cash-positive at the end of 2012 if the non-recurring expenses had not arisen (hence, not needing the related party loan). As a result, the Company did not experience cash flow or liquidity issues in 2012 from its recurring nature of actual business operations.

In 2013, the Company expended approximately $50,000 for meeting various public company reporting and related requirements. These types of costs are expected to continue, although the aggregate amount of such expenses may vary from year to year depending on the reporting work and costs involved in any particular work.

However, the Company was cash-positive during 2014, because the Company entered into a new factoring agreement in September of 2012, which has a substantially lower interest rate charged to the Company (0.90% per month as opposed to the previous level of 2.74% per month). The Company finds that the new factoring agreement results in reduced expenditures and cash savings to the Company of between $100,000 and $125,000 in 2013 vis-à-vis 2012. The Company utilizes a factoring facility to manage working capital and to ensure reasonable availability of access to cash.

As discussed above, the main liquidity issue was addressed when the Company entered into new factoring agreements that went into effect September 1, 2012. The Company expects to save more than $100,000 annually from this new arrangement (the difference resulting mainly from the lower interest rate charged by the new factor). The Company entered into a new agreement with TAB Bank, effective September 1, 2012, with a $1,000,000 factor commitment.

As the Company grows in size, the savings from this new factoring arrangement will continue to accrue and enhance the Company’s profitability and cash flow. The Company anticipates a marketing and ongoing public company reporting budget of approximately $40,000 to $50,000 per year (consisting of corporate governance associated expenses, professional legal and accounting fees). Based on this budget and the projected operations of the Company, there are no currently anticipated liquidity issues which would pose a threat to the current business and operations (as-is) of the Company.

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The Company anticipates a significant budget for marketing activities during 2014 and 2015, which will consist of two levels of marketing: client marketing and acquisition marketing.  Client marketing costs are associated with sales staff whose sole purpose is to market to current and potential clients that fit the Company model. The Company uses a ‘boots on the ground’ approach leaving behind brochures and informative packages in an attempt to secure the contract.  Additionally, the Company incurs client relations costs.  For client acquisitions the Company incurs costs for investor relations, travelling, expenses for client acquisitions, and case by case joint marketing material for specific acquisitions as they occur.

Cash flow can vary in the operation of a staffing business. Factors that can cause unexpected changes in cash flow include annual workers’ compensation deposits, seasonal variations in the Company’s temporary work force and holiday and vacation pay paid by the Company. In addition, the Company has non-recurring or extraordinary charges from time to time, such as the expenses associated with the public offering, attorney’s fees and accounting fees. To meet unexpected costs or variability in cash flow, the Company has relied from time to time on financing from its related parties. As the Company expands and its sustained profitability and cash flow improves, the Company expects that any such reliance on financing from third parties would become obviated. Currently, the financing from related parties to the Company consists of loans from related parties to the Company. These loans are three-year loans with simple interest payments of six percent (6.0%) per annum. The loans have balloon payments due at the end of the loan term. Currently, the Company has related party loans outstanding consisting of promissory notes outstanding of $4,509 (as of December 31, 2014) from monies advanced by Mr. Cliff Blake, an officer and director of the Company, to the Company. The original issuance of these notes was in the following amounts:

•	Three-year Promissory Note, as of March 2012, for $50,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $45,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $15,600, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of June 2012, for $109,826, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of June 2012, for $15,600, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of December 2012, for $100,652 at 6.00% simple interest rate, maturing in December 2015.

The Company does not plan to continue borrowing monies from related parties. In the past, such loans were necessary in order to fund non-recurring expenses, such as costs associated with this registration statement. In addition, as the Company obtained a new factoring/financing facility in 2012, which lowered its costs of capital, the Company expects to realize significant cost savings (and corresponding improvement to cash flow) from obtaining this new facility.

The promissory notes were issued primarily in order to provide capital that was anticipated to be needed for costs associated with the planned initial public offering of securities by the Company. As part of the initial public offering process, the Company estimated expenses that may be required in conjunction with such process. As part of estimating these expenses, the Company erred on the side of providing a cash cushion, so the aggregate amount of promissory notes issued has exceeded the total amount actually used for expenses related to its public offering of securities. In essence, the Company received more monies through the promissory notes than it has needed to date for the public offering expenses to date.

As discussed above, the Company incurred $105,780 of costs in 2012 in connection with the public offering, and the Company continues to incur ongoing costs in completing the initial public offering process (such as, without limitation, accounting fees, printing and Edgar costs, etc., associated with replying to comments of the Commission and filing amended documents). The Company currently estimates that it will require an expenditure of approximately $159,000 during 2013 in connection with the public offering (of which approximately $50,000 could be considered of a recurring type associated with meeting various public company reporting and related requirements). The following details an estimate of the costs that the Company intends to expend in 2013 in connection with its public offering of securities:

The Company estimates that the following costs were expended in 2013 in connection with its public offering of securities:

Filing fees:	$6,000
Edgar fees:	$8,000
Transfer agent fees:	$10,000
Public relations fees:	$12,000
Attorney’s fees:	$25,000
Audit/Pre Audit/Review:	$76,000
Travel and Entertainment (broker roadshow):	$22,000

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The costs associated with the public offering of securities will necessarily be increased (due to costs of Edgar fees, accounting review fees, etc.) until the Company completes the process of the public offering of securities.

Separately, as discussed above, the Company anticipates a marketing and ongoing public company reporting budget of approximately $40,000 to $50,000 per year (consisting of corporate governance associated expenses, professional legal and accounting fees).

The Company believes that certain trends, events, demands, commitments and uncertainties may reasonably be expected to have an impact on the Company’s operations and capital resources:

Workers’ compensation costs: Applicable workers’ compensation rates may increase, which would have a significant impact on the Company’s costs and profitability. The Company believes that there is an ongoing trend by workers’ compensation insurance carriers to migrate outside of California. This general trend causes significant upward pressure on insurance rates for other carriers and customers (such as the Company) that operate in California. In terms of the Company specifically, the Company also may experience increased costs from workers’ compensation based on its loss experience. As workers’ compensation rates and premiums are calculated based on the experience of the Company, increased losses by the Company could result in higher insurance premium rates in future years.

General economic environment: The current economic recovery may end, and the general economic environment may experience significant fluctuations or changes. The Company’s business is very dependent on general economic conditions, and changes in the general economic environment may have a significant impact on the Company’s business and cash flow.

PPACA: The impact of the Patient Protection and Affordable Care Act (PPACA) may be significant. The Company believes that there may be a significant positive or negative impact ultimately on the Company and other businesses in its sector based on the implementation of PPACA. On the positive side, PPACA will require more administrative work for customers of the Company, thereby increasing potential service and revenue opportunities for the Company. However, on the negative side, some customers of the Company may decide to cease using the Company’s services and may choose to migrate functions in-house due to the complexity and time involved in PPACA compliance.

Discussion of the Year ended December 31, 2014

The Company generated revenues during the year ended December 31, 2014 of $18,003,628, as compared to revenues of $9,177,841 posted for the year ended December 31, 2013. The increase in revenues is primarily due to the addition of new customers from the acquisition of Loyalty on February 11, 2014.

During the year ended December 31, 2014, the Company posted operation expenses of $1,604,707 and net income of $9,766, as compared to operating expenses of $900,588 and a net loss of $41,899 for the year ending December 31, 2013. The increase in operating expenses in 2014 was due to higher expenses associated with increased payroll and other costs from the acquisition of Loyalty subsequent to the purchase date of February 11, 2014, as well as amortization expense on other intangible assets recorded in connection with the acquisition.

During the year ended December 31, 2014, the Company generated net cash of $884,793 in its operations. During such period, the Company also used cash in financing activities in the amount of $151,598.

The Company incurred no capital expenditures during the year ended December 31, 2014.

Discussion of the Year ended December 31, 2013

The Company generated revenues during the year ended December 31, 2013 of $9,177,841, as compared to revenues of $6,937,349 posted for the year ended December 31, 2012, an increase of approximately 32% on a year-over-year comparable period basis. The increase in revenues is primarily due to the addition of eight new customers during the first quarter of 2013. In addition, the Company experienced an overall increase in demand for temporary labor. A large portion of this demand increase is due to the uncertainty related to the employer mandate portion of the Affordable Care Act, which has resulted in increased customer use of the Company’s services to better control the number of hours worked by new hires. Revenue increases were also a result of our clients experiencing some increase in the demand for their products and services. The Company believes these trends will continue in future periods. Revenues may potentially be negatively impacted by California increasing its minimum wage to $9.00 dollars per hour, with another future increase to $10.00.

During the year ended December 31, 2013, the Company posted operating loss of $22,776 and net loss of $41,899, as compared to an operating loss of $109,662 and a net loss of $120,195 for the year ending December 31, 2012. Operating expenses increased by $104,826, or 13.2%, during the year ended December 31, 2013 as compared to 2012. The increase in operating expenses in 2013 was due primarily to increases in salaries and payroll-related costs of approximately $111,000 due to the increase in the Company’s revenues for the period. This increase was partially offset by a decrease in professional fees as compared to the same period in 2012, which were higher due to the merger transaction to become a public company in 2012. The Company has also taken advantage of the economies of scale associated with its type of business. Numerous expenses are fixed in relation to revenue. This allows for the increase in sales with overhead declining as a percentage of revenues. The Company has reached a point where revenue increases will result in the increase of certain fixed expenses. An example is office space and the related cost of new leases, furniture, and operating systems. At this time the Company still has excess capacity to absorb additional increases in revenues. The Company also benefited from the change in its factoring (finance agreement) implemented in the last quarter of 2012, which has reduced its overall factoring rate. The Company also implemented a program of containing expenses as a percentage of revenues to contain variable operating expenses. This has resulted in a decrease in operating expenses as a percentage of revenue in 2013 as compared to 2012. Management expects this trend to continue in the future. The Company continues to incur professional fees in connection with its merger and public company activities (including the costs associated with the Company’s status as a public company and its conducting of an initial public offering of securities).

During the year ended December 31, 2013, the Company used cash of $23,922 in its operations. During such period, the Company also used cash in financing activities in the amount of $70,521.

The Company incurred capital expenditures during the year ended December 31, 2013 in the amount of $28,713 to purchase property and equipment.

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Discussion of Loyalty Staffing Services’ Financial Condition and Results of Operation

Loyalty Staffing Services (“Loyalty") was incorporated on June 26, 2009 in California as a single-member limited liability company. Loyalty was a light industrial and hospitality staffing company servicing over 60 clients in the greater Los Angeles area.

Revenues and Losses

Loyalty posted revenues from operations based on its billings to, and services for, customers. Loyalty posted revenues of approximately $7.9 million in the year ended December 31, 2013 and approximately $7.6 million in the year ended December 31, 2012.

Loyalty posted net income of $187,579 in the year ended December 31, 2013 and net income of $120,036 in the year ended December 31, 2012.

Equipment Financing

The Company has no existing equipment financing arrangements. Equipment consisted of computers and related equipment and furniture and fixtures as of December 31, 2013 and December 31, 2012, respectively, valued at $9,939 and 13,018.

Capital Resources

Loyalty considered all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. Loyalty Staffing Services did not have any cash equivalents as of December 31, 2013 or 2012.

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Discussion of the Year ended December 31, 2013

Loyalty generated revenues during the year ended December 31, 2013 of $7,942,248, as compared to revenues of $7,667,602 posted for the year ended December 31, 2012. The increase in revenues was primarily due to the addition of new customers during the in the year ended December 31, 2013. The Company experienced an overall increase in demand for labor as the economy grew and unemployment fell. Moreover, Loyalty saw an increase in demand for temporary associated with the uncertainty related to the employer mandate portion of the Affordable Care Act, which has resulted in increased customer use of the Company’s services to better control the number of hours worked by new hires.

During the year ended December 31, 2013, the Company posted income from operations of $255,595 and net income of $187,579, as compared to income from operations of $159,941 and a net income of $120,036 for the year ending December 31, 2012. The increase in income from operation and net income in 2013 was due at least in part to the economies of scale associated with its type of business. Numerous expenses are fixed in relation to revenue. This allows for the increase in sales with overhead declining as a percentage of revenues.

For the year ended December 31, 2013, the Company used cash of $21,775 in its operations. During such period, the Company also used cash from financing activities totaling $22,371.

Loyalty did not incur capital expenditures during the year ended December 31, 2013.

Discussion of Year ended December 31, 2012

Loyalty generated revenues during the year ended December 31, 2012 of $7,667,602.

During the year ended December 31, 2012, Loyalty posted income from operations of $159,941 and a net income of $120,036 for the year ending December 31, 2012.

For the year ended December 31, 2012, Loyalty used cash of $2,539 in its operations. During such period, Loyalty also used cash from financing activities totaling $75,970.

Loyalty did not incur capital expenditures during the year ended December 31, 2012.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Cliff Blake	59	Chief Executive Officer and Director	2012
Devon Galpin	35	Chief Operating Officer and Director	2012
Michael Mautz	47	Vice President and Director	2012
Joy Mautz	38	Vice President and Director	2012
Julie Galpin	36	Secretary and Director	2012

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Explanatory Note

The Company’s officers and directors were previously employed by Easy Staffing Services Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008). In March of 2009, Lumea, Inc. purchased Easy Staffing Services Inc. Mr. Blake was retained as President and CEO of Easy Staffing Services Inc. by Lumea, Inc. The entity Lumea, Inc. was a subsidiary of Green Planet Group, Inc. The President and CEO of Green Planet Group, Inc., and its Chief Financial Officer, retained the full financial control of Lumea, Inc. after the acquisition of Easy Staffing Services Inc. by Lumea, Inc.

Mr. Blake resigned from his employment with Easy Staffing Services Inc. in April 2010 after suspecting that the Lumea entities were not properly paying certain tax obligations. Mr. Blake was also concerned that Lumea, Inc. had defaulted on promissory notes due to Easy Staffing Services Inc. in March 2010. Under the advice of legal counsel and the consideration of these factors, Mr. Blake believed that it was prudent for him to resign. Each of the other officers and directors of the Company thereafter resigned from their employment with Easy Staffing Services Inc. based on factors similar to those prompting Mr. Blake to resign (including that customers of Lumea, Inc. and its affiliates began learning in 2010 about the potential tax problems, and these customers were accordingly terminating their respective relationships with Lumea, Inc. and its affiliates).

Other than Mr. Blake, no other officer or director of the Company was party to any employment agreement with Lumea, Inc. or any of its affiliated entities. Mr. Blake was a party to any employment agreement with Lumea, Inc. and its affiliated entities, but such agreement was terminated when Mr. Blake resigned in 2010. A non-compete clause in Mr. Blake’s employment agreement expired on April 30, 2012.

Prior to, and during, 2012, Lumea, Inc. and its affiliates threatened and pursued civil litigation against Mr. Blake. However, at present, no such litigation against Mr. Blake is pending or threatened, and Lumea, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on August 17, 2011 and dissolved all of its operations in August 2012. There are no pending or threatened legal actions against Mr. Blake or the Company arising from or related to Lumea, Inc. or any of its affiliated

Cliff Blake

Cliff Blake serves as Chief Executive Officer, President and Treasurer of the Company, and is a director of the Company. Mr. Blake has over 22 years of experience in business and management, including in starting, building and operating numerous businesses, including over 12 years in owning and operating staffing businesses. Mr. Blake founded and built his own staffing company, Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008), based in Scottsdale, Arizona, in 1999, and he served as its President and CEO from 1999 to 2009. Through the direction of Mr. Blake, the company started with an idea and was built in to a successful company employing over 50 internal employees and thousands of more temporary employees. The company was a major competitor in several states across the United States with ending annual revenues of over $104 million in 2009. The company was sold in 2009. From March 2009 to April 2010, Mr. Blake was employed as President and CEO of Easy Staffing Services, Inc. by Lumea, Inc., which acquired Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008). From May 2010 to 2012 (when Mr. Blake joined the Company as an officer and director), Mr. Blake was self-employed. During this time, Mr. Blake conducted research on the staffing marketplace and helped design the business plan and model for the Company. Mr. Blake also provided advice and consultation (including with respect to workers’ compensation insurance, sales and marketing ,customer targeting and retention, risk management techniques, accounts receivable management, financing strategies and options, data processing, staffing industry relationships and operational management) to each of First Rate California and First Rate Nevada, respectively, and prepared the Company and these entities for potential merger and acquisition and going-public transactions. Mr. Blake was not directly employed by, or an officer or director of, First Rate Staffing, Inc. or First Rate Staffing LLC; however, he served as a valuable business advisor and consultant for these entities from 2010 to 2012. Mr. Blake did not receive any monetary compensation for his advisory role with First Rate Staffing, Inc. and First Rate Staffing LLC, however, he was provided with health care benefits. Mr. Blake received a Bachelor of Science degree from Louisiana Tech University in 1974 and a Master of Business Administration degree in Finance from Florida State University in 1975.

Devon Galpin

Devon Galpin serves as Chief Operating Officer, and is a director of the Company. Mr. Galpin supervises all operations of these entities, which includes all office locations, recruiting, internal staffing, order fulfillment, payroll, invoicing compliance, along with client management. Mr. Galpin served in the staffing industry since 2004 holding positions beginning in August 2005 at Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008). Mr. Galpin joined Lumea Staffing of California, Inc. in March 2009 in sales, account management and operations. At the time he left Easy Staffing Services, Inc. and Lumea Staffing of California, Inc. in April 2010, Mr. Galpin oversaw the operations and management of $30 million is staffing business encompassing California and Arizona. In 2010, Mr. Galpin was a co-founder and officer of each of First Rate California and First Rate Nevada, respectively, a position in which he served until those entities merged into the Company. Upon such merger in 2012, Mr. Galpin became a part of the management of the Company. Mr. Galpin worked hand in hand with all senior members of his company to procure business and develop better operations for current and future clients. Mr. Galpin was also in charge of overseeing all payroll matters, delegating and hiring/terminating positions, evaluating profitability of clients, and accounts renewals. Mr. Galpin received a Bachelor of Arts degree in Political Science from Chapman College.

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Michael Mautz

Michael Mautz serves as Vice President of Risk Management, and is a director of the Company. Mr. Mautz supervises all risk management activities of these entities, including the worker’s compensation program of the companies. Mr. Mautz is an OSHA-certified risk manager. Mr. Mautz has been involved in the staffing industry for 12 years with his primary focus on risk management and loss prevention. His previous tenure with rapidly growing staffing companies, Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008) and Lumea Staffing Inc., allowed him to gain critical knowledge on how to grow a business in a safe and productive manner. Because of the steady growth of the company, the risk management department had to be very aggressive and effectively design programs that protected the employees, thereby creating a more profitable business environment for the company. Mr. Mautz was with Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008) and Lumea Staffing Inc. from Janury 2004 to April 2010, just prior to Mr. Mautz becoming a co-founder and officer of each of First Rate California and First Rate Nevada, respectively, a position in which he served until those entities merged into the Company. Upon such merger in 2012, Mr. Mautz became a part of the management of the Company. During his time at Easy Staffing Services, Inc. (January 2004 to March 2009), Mr. Mautz served first as a staffing coordination, then as a risk manager and later as a loss prevention specialist. Mr. Mautz continued in his capacity as a loss prevention specialist with Lumea Staffing, Inc. from March 2009 to April 2010.

Joy Mautz

Joy Mautz serves as Vice President of Finance, and is a director of the Company. Ms. Mautz heads all accounting functions, including cash flow management, state and federal tax compliance, financial modeling, forecasting and Sarbanes-Oxley compliance. Ms. Mautz has served in the staffing industry since 2005 holding positions as Controller and Assistant Controller of private and public companies, including Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008) during the period June 2005 to March 2010. Ms. Mautz was employed by Lumea Staffing, Inc. as an accountant from 2009 to 2012, after Lumea Staffing, Inc. acquired Excel Staffing Services, Inc. As Assistant Controller and Controller, she worked with the daily cash management and treasury management for a multitude of business accounts. She worked directly with all banking relationship managers and directly with funding companies preparing daily funding requests and other daily and quarterly reports. Ms. Mautz assisted outside auditors with audit processes for private and public companies. She performed cash flow analysis, monthly financial statements and other miscellaneous management ad hoc reports. She analyzed business performance to maximize operations and prepared budgets, payroll, and cash flow reports. Also, Ms. Mautz performed monthly reconciliations for all bank accounts for management and for auditing purposes, and she researched and resolved any out of balances. Ms Mautz managed accounts receivables and made collection calls when needed. She also assisted with accounts payable and provided solutions to any deficiencies. In 2010, Ms. Mautz was a co-founder and officer of each of First Rate California and First Rate Nevada, respectively, a position in which she served until those entities merged into the Company. Upon such merger in 2012, Ms. Mautz became a part of the management of the Company. Ms. Mautz received a Bachelor of Arts degree from the California State University at Fullerton in 2004.

Julie Galpin

Julie Galpin serves as Secretary, and is a director of the Company. In this capacity, she also performs accounting and finance duties for these companies. For the past several years, Ms. Galpin has worked in similar accounting roles and capacities, including at Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008), where she worked during the period April 2008 to April 2010. Ms. Galpin has served in the staffing industry since 2005, holding the position of accounting manager. In 2010, Ms. Galpin was a co-founder and officer of each of First Rate California and First Rate Nevada, respectively, a position in which he served until those entities merged into the Company. Upon such merger in 2012, Ms. Galpin became a part of the management of the Company. Her skills are in accounts receivables, reconciliations, and banking relationships. Ms. Galpin received a Bachelor of Arts degree in Psychology from the University of California, Irvine in 2005.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

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Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

Other than ongoing and routine employee claims for worker’s compensation that arise during the ordinary course of the business of the Company, there are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

Devon Galpin, an officer of the Company, was named as a defendant (along with First Rate California) in a civil lawsuit filed in the Superior Court of California, County of Los Angeles, by Lumea Inc. and Lumea Staffing of California, Inc. in 2010. Subsequently, the parties entered into a mutual settlement and release agreement, and the case was dismissed in 2011. Mr. Galpin is no longer a party to any such litigation, and no such litigation is currently pending or threatened against Mr. Galpin.

During 2013, Loyalty Staffing Services had three claims from former employees that arose out of the ordinary course of business. In September 2013, Loyalty Staffing Services entered into a settlement agreement to resolve one claim for $3,000, which was payable by Loyalty Staffing Services in five installments of $600. As of December 31, 2013, Loyalty Staffing Services had paid $1,800 in connection with the settlement. The remaining balance due of $1,200 as of December 31, 2013 was included as a component of accounts payable and accrued expenses in the accompanying balance sheet.

Subsequent to the year ended December 31, 2013, Loyalty Staffing Services entered into settlement agreements to settle the additional two claims for an aggregate total of $49,000. The total aggregate settlement amount was accrued for at December 31, 2013, and is included in the accounts payable and accrued expenses on the accompanying balance sheet. Pursuant to the terms of the settlement agreements, Loyalty Staffing Services paid $19,000 of the amounts in March 2014 and $30,000 in June 2014

None of the officers and directors of the Company are presently involved in material legal proceedings. Moreover, during the past ten years, none of the officers and directors of the Company have been involved in material legal proceedings of the nature described in Item 401(f) of Regulation S-K)

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Earned	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Cliff Blake	2014	$0	$0	$0	$0	$0	$0	$0	$0
CEO and Director	2013	$0	$0	$0	$0	$0	$0	$0	$0

Devon Galpin	2014	$44,200	$44,200	$0	$0	$0	$0	$0	$44,200
COO and Director	2013	$44,200	$44,200	$0	$0	$0	$0	$0	$44,200

Michael Mautz	2014	$44,200	$44,200	$0	$0	$0	$0	$0	$44,200
Vice President & Director	2013	$44,200	$44,200	$0	$0	$0	$0	$0	$44,200

Joy Mautz	2014	$44,200	$44,200	$0	$0	$0	$0	$0	$44,200
Vice President & Director	2013	$44,200	$44,200	$0	$0	$0	$0	$0	$44,200

Julie Galpin	2014	$44,200	$44,200	$0	$0	$0	$0	$0	$44,200
Secretary and Director	2013	$44,200	$44,200	$0	$0	$0	$0	$0	$44,200

The compensation shown above is presented for the calendar/fiscal years and 2014 and 2013, respectively, and represents also salaries and compensation payable to the officers noted above in connection with their services for First Rate California and First Rate Nevada. The officers noted above also received profits participation and earnings from their ownership interest in the equity of each of First Rate California and First Rate Nevada; as such profits participation and earnings represent returns to these officers by virtue of their equity ownership of these businesses, any such profits participation are not reflected in the table above.

As of December 31, 2014, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company and/or the Mergers. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

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There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company enters into and maintains customary employment agreements with each of its officers and employees.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its officers and director at present. The Company intends to pay regular, competitive annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Cliff Blake	CEO and Director	1,000,000	13%	12%

Devon Galpin	COO and Director	1,000,000	13%	12%

Michael Mautz	Vice President and Director	1,000,000	13%	12%

Joy Mautz	Vice President and Director	1,000,000	13%	12%

Julie Galpin	Secretary and Director	1,000,000	13%	12%

Terry Blake	5% shareholder	1,000,000	13%	12%
33 Tall Oak
Irvine, CA 92603

Nancy Esteban	5% shareholder	500,000	7%	7%
22410 Hawthorne Blvd.
Suite 4
Torrance, California 90505

Total owned by officers and directors (3)		6,000,000	80%	72	%(4)

* Less than 1%

(1) Based upon 7,500,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 1,600,000 Shares offered, and 7,500,000 shares outstanding following the offering.

(3) Ms. Blake is the spouse of Mr. Cliff Blake, the CEO and a director of the Company. Ms. Blake’s shares are accordingly presented above as part of the total ownership by officers of the Company, due to the relationship of Ms. Blake with Mr. Blake.

(4) The Company’s board of directors has designated and plans to issue one series of shares of Series A preferred stock consisting of 2,000,000 such shares. Each share of Series A preferred stock is entitled to 25 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors promptly following the effectiveness of the instant registration statement (i.e. within 90 days). The shares are expected to be issued as follows: (a) 333,335 shares to Cliff Blake; (b) 333,333 shares to each of the following individuals: (i) Devon Galpin; (ii) Julie Galpin; (iii) Michael Mautz; (iv) Joy Mautz; and (iv) Terry Blake. The purpose of the issuance of the Series A preferred stock would be to retain control of the Company for the current officers and directors. Even though such officers and directors presently control a majority of the common stock of the Company, their majority holdings may become diluted through additional shares issued by the Company from to time for completing acquisitions or securing financing or outside capital. The effect of issuing all such Series A preferred stock would result in the Company’s officers and directors having more than 90% voting control power of the Company assuming all of the shares were sold in this offering (in lieu of 72% voting control without the 25:1 voting rights of the Series A preferred stock being in effect).

42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek has received consulting fees of $45,000 to date from the Company (and is eligible to receive an additional $20,000) and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Moosewood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Mergers. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. Each of Mr. Cassidy and Mr. McKillop are considered promoters of the Company. Tiber Creek received cash fees from the Company of $45,000 and will receive an additional $20,000 at such time when the securities of the Company begin trading on the market.

Prior to the Merger, from time to time First Rate California advanced amounts to, as well as received payments from, First Rate Nevada, an affiliate company under common control by the same shareholders of First Rate California for working capital needs. Similarly, prior to the Merger, from time to time First Rate Nevada advanced amounts to, as well as received payments from, First Rate California, an affiliate company under common control by the same shareholders of First Rate Nevada for working capital needs. The reason for these transactions between the affiliated entities (First Rate California and First Rate Nevada, and vice-versa) is due to the manner in which the entities were originally organized. At the time that First Rate California and First Rate Nevada were initially formed, these two separate entities were organized; however, in actuality, First Rate California and First Rate Nevada operated together and under common control. The subsequent Mergers of these entities with the Company confirm the working relationship that the entities had prior to the Mergers. Prior to the Mergers, deposits and expenses were sometimes interrelated between the two entities, and transfers had to be made between the two companies to settle these transfers. The inter-company transfers are no longer needed, due to the Mergers (as the entities are combined into the Company), and these transfers are not expected to continue on a going forward basis.

The Company has promissory notes outstanding of $4,509 (as of December 31, 2014) from monies advanced by Mr. Cliff Blake, an officer and director of the Company, to the Company. The original issuance of these notes was in the following amounts:

•	Three-year Promissory Note, as of March 2012, for $50,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $45,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $15,600, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of June 2012, for $109,826, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of June 2012, for $15,600, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of December 2012, for $100,652 at 6.00% simple interest rate, maturing in December 2015.

Certain officers, directors and five percent shareholders have family relationships amongst them:

•	Cliff Blake, an officer and director of the Company, and Terry Blake, a five percent shareholder of the Company, are married. Mr. and Mrs. Blake are also parents/step-parents of Joy Mautz, an officer and director of the Company, and Julie Galpin, an officer and director of the Company.
•	Michael Mautz, an officer and director of the Company, is married to Joy Mautz.
•	Devon Galpin, an officer and director of the Company, is married to Julie Galpin.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,600,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $2.00 per share for the duration of the offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

43

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

Cliff Blake
CEO and Director	1,000,000	13%	100,000	900,000	12%

Devon Galpin
COO and Director	1,000,000	13%	100,000	900,000	12%

Michael Mautz
Vice President and Director	1,000,000	13%	100,000	900,000	12%

Joy Mautz
Vice President and Director	1,000,000	13%	100,000	900,000	12%

Julie Galpin
Secretary and Director	1,000,000	13%	100,000	900,000	12%

Terry Blake
5% shareholder	1,000,000	13%	100,000	900,000	12%

Teri and Daryl Baldridge	13,888	*	13,888	0	*

Sarah and Nino Barette	13,889	*	13,889	0	*

Bob Blake	10,000	*	10,000	0	*

Camille Blake	10,000	*	10,000	0	*

Katy Blake	10,000	*	10,000	0	*

Tim and Tracy Brown	10,000	*	10,000	0	*

Toni and Tammy Canzone	10,000	*	10,000	0	*

James Cassidy (3) Promoter	250,000	3%	250,000	0	*

Carla Cole	13,889	*	13,889	0	*

Janet Dickenson	13,889	*	13,889	0	*

Eric Escalante	13,889	*	13,889	0	*

Spiros Galpin	27,778	*	27,778	0	*

Spiros Galpin II	13,889	*	13,889	0	*

Tanya Galpin	13,888	*	13,888	0	*

Brian Gorman	13,889	*	13,889	0	*

Randy and Vicki Haringa	13,889	*	13,889	0	*

Edward Hartely	10,000	*	10,000	0	*

Randy and Dee Haynes	13,889	*	13,889	0	*

Karl Hempel	10,000	*	10,000	0	*

Mackie Hempel	10,000	*	10,000	0	*

Heidi Hermreck	13,889	*	13,889	0	*

Brad and Linda Ills	13,889	*	13,889	0	*

Dick and Karen Ills	13,889	*	13,889	0	*

Debbie Johns	10,000	*	10,000	0	*

Mike Johns	36,668	*	36,668	0	*

Doris Knox	10,000	*	10,000	0	*

Jan Mautz	13,889	*	13,889	0	*

James McKillop (4) Promoter	250,000	3%	250,000	0	*

Kathy McArdle	13,889	*	13,889	0	*

David Mejia	13,889	*	13,889	0	*

Marty and Patty Pflum	13,889	*	13,889	0	*

Jen and Kevin Puebla	13,888	*	13,888	0	*

Don and Barbara Rodgers	10,000	*	10,000	0	*

Troy and Lisa Schweers	13,889	*	13,889	0	*

Mike Tafoya	13,888	*	13,888	0	*

Nancy and Dan Tafoya	13,889	*	13,889	0	*

Rob Tafoya	13,889	*	13,889	0	*

Rebecca Zabel	10,000	*	10,000	0	*

Steve Zabel	10,000	*	10,000	0	*

* Less than 1%

(1) Based upon 7,500,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 1,600,000 Shares offered, and 7,500,000 shares outstanding following the offering.

(3) Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation. Mr. Cassidy is a promoter of the Company.

(4) Includes 250,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC. Mr. McKillop is a promoter of the Company.

44

The Selling Shareholder Shares were acquired as follows:

o	James Cassidy acquired the 250,000 shares offered herein on April 20, 2011 for net consideration of $25.00.

o	James McKillop acquired the 250,000 shares offered herein on April 20, 2011 for net consideration of $25.00.

o	Cliff Blake acquired the 100,000 shares offered herein on March 23, 2012 for net consideration of $10.00.

o	The selling shareholders listed below acquired the respective number of shares offered herein for the consideration shown. These shares were acquired from July 1, 2012 through October 31, 2012.

Shareholder Name	Consideration	Number of Shares

Teri and Daryl Baldridge	$1.39	13,888
Sarah and Nino Barette	$1.39	13,889
Bob Blake	$1.00	10,000
Camille Blake	$1.00	10,000
Katy Blake	$1.00	10,000
Tim and Tracy Brown	$1.00	10,000
Toni and Tammy Canzone	$1.00	10,000
Carla Cole	$1.39	13,889
Janet Dickenson	$1.39	13,889
Eric Escalante	$1.39	13,889
Spiros Galpin	$2.78	27,778
Spiros Galpin II	$1.39	13,889
Tanya Galpin	$1.39	13,888
Brian Gorman	$1.39	13,889
Randy and Vicki Haringa	$1.39	13,889
Edward Hartely	$1.00	10,000
Randy and Dee Haynes	$1.39	13,889
Karl Hempel	$1.00	10,000
Mackie Hempel	$1.00	10,000
Heidi Hermreck	$1.39	13,889
Brad and Linda Ills	$1.39	13,889
Dick and Karen Ills	$1.389	13,889
Debbie Johns	$1.00	10,000
Mike Johns	$3.67	36,668
Doris Knox	$1.00	10,000
Jan Mautz	$1.39	13,889
Kathy McArdle	$1.39	13,889
David Mejia	$1.39	13,889
Marty and Patty Pflum	$1.39	13,889
Jen and Kevin Puebla	$1.39	13,888
Don and Barbara Rodgers	$1.00	10,000
Troy and Lisa Schweers	$1.39	13,889
Mike Tafoya	$1.39	13,888
Nancy and Dan Tafoya	$1.39	13,889
Rob Tafoya	$1.39	13,889
Rebecca Zabel	$1.00	10,000
Steve Zabel	$1.00	10,000

o	Each of the shareholders named below acquired shares in the Company that are offered herein on November 13, 2012 in connection with the Mergers. These shares were issued in consideration for stock and membership interests originally held in First Rate Nevada and First Rate California, respectively, by these shareholders since 2010.

Shareholder Name	Shares Offered Herein

Devon Galpin	100,000
Julie Galpin	100,000
Joy Mautz	100,000
Michael Mautz	100,000

45

o	Terry Blake acquired the 100,000 shares offered herein on November 13, 2012 for no consideration (the shares were issued pursuant to a previously agreed-upon arrangement relating to the change of control of the Company that occurred in March 2012).

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 7,500,000 shares of common stock outstanding of which 6,000,000 shares are owned by officers, directors and five percent shareholders of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities, then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made.

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The restriction regarding the use of Rule 144, due to the provisions of Rule 144(i), has recently expired with respect to the Company’s shares. As such, shares not registered in this offering may be sold pursuant to Rule 144, which could have the effect of depressing the share price (as a result of an excess number of shares being sold in the marketplace through Rule 144 concurrently with shares being sold in this offering).

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Moosewood Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Moosewood Acquisition prior to its change of control and subsequent business combination with First Rate California and First Rate Nevada.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of First Rate Staffing Corporation as of December 31, 2014 and December 31, 2013, respectively, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years ended December 31, 2014 and December 31, 2013, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 31, 2015, given their authority as experts in accounting and auditing.

46

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

47

Pro Forma Combined Financial Information

Background Information Regarding Pro Forma Combined Financial Statements

On February 11, 2014, First Rate Staffing Corporation (“First Rate” or the “Company”) entered into an agreement to purchase the assets of Loyalty Staffing Services (“Loyalty”), a California corporation, for an aggregate purchase price of $1,500,000 consisting of $500,000 in cash and 500,000 shares of the Company’s common stock, valued at a price of $2 per share (the “Transaction”). As part of the agreement, the former president and owner of Loyalty will become an employee of the Company.

The $500,000 cash portion of the purchase price shall be paid as follows; 1) $50,000 of the purchase price will be paid within five days of the release of certain Uniform Commercial Code liens and personal guarantees, 2) an additional $50,000 will be paid sixty days from the date of such release, 3) the Company shall execute a promissory note to the seller for $400,000 payable in an installment of $75,000 due six months after the closing date of the agreement and $325,000 payable 30 months after the closing date.

The seller has the option of converting all or any part of the $400,000 promissory note balance into the Company's common stock at the then prevailing trading price or market value at the time of closing of the agreement or $2 per share. The Seller has agreed to a reduction in the promissory note of an amount equal to 5% of $1,500,000 and a return of common stock of an amount equal to 2.5% of $1,500,000 for every reduction of $1,500,000 in annual revenues generated by the loss a client or clients acquired as part of the asset agreement within 12 months from the closing date.

The following unaudited pro forma combined balance sheets and statements of operations reflect the combination of First Rate and Loyalty, and have been derived from historical financial statements of both First Rate and Loyalty. The unaudited pro forma combined balance sheet as of December 31, 2014 was prepared as if the Transaction had occurred on the balance sheet date. The unaudited pro forma combined statements of operations were prepared as if the Transaction had occurred on the first day of each period presented.

In the opinion of management, all adjustments necessary to present fairly the pro forma combined balance sheet and statements of operations have been made based on the terms and structure of the Transaction. The unaudited pro forma combined statements of operations are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of First Rate and Loyalty. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of First Rate and Loyalty.

48

Pro Forma Combined Balance Sheets (Unaudited)

	Loyalty	First Rate	Pro Forma Adjustments
	December 31,	December 31,	Effect of	Pro Forma
	2013	2013	Transaction	Combined
			[A]
Assets

Current assets
Cash	$25,815	$54,043	$(25,815)	$54,043
Accounts receivable	718,040	154,030	(718,040)	154,030
Other current assets	1,146	67,484	(1,146)	67,484
Total current assets	745,001	275,557	(745,001)	275,557

Property and equipment, net	9,939	26,483	(9,939)	26,483
Note receivable - related party	-	8,388	-	8,388
Intangible assets, net	-	-	1,465,867	1,465,867
Deposit and other assets	26,526	6,280	(26,526)	6,280
Total assets	$781,466	$316,708	$684,401	$1,782,575

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$209,996	$211,403	$(188,492)	$232,907
Current portion of note payable, net of discount	-	-	194,363	194,363
Total current liabilities	209,996	211,403	5,871	427,270
Note payable, net of current portion	-	-	250,000	250,000
Notes payable - related parties	-	156,107	-	156,107
Total liabilities	209,996	367,510	255,871	833,377

Commitments and contingencies

Stockholders' equity
Common stock	-	700	50	750
Additional paid-in capital	-	89,852	1,571,420	1,661,272
Members' equity	1,000	-	(1,000)	-
Retained earnings	570,470	(141,354)	(1,141,940)	(712,824)
Total stockholders' equity (deficit)	571,470	(50,802)	428,530	949,198
Total liabilities and stockholders' equity	$781,466	$316,708	$684,401	$1,782,575

[A]	The adjustment reflects the impact of the Transaction including the issuance of 500,000 shares of common stock valued at $1,000,000 and the issuance of $500,000 a note payable, net of discounts of $55,637. It also reflects the removal of the net assets of Loyalty which were not acquired in connection with the Transaction.

49

Pro Forma Combined Statements of Operations

(Unaudited)

			Pro Forma Adjustments
	Loyalty	First Rate	Effect of
	December 31,	December 31,	Intangible and Discount	Pro Forma
	2013	2013	Amortization	Combined
			[A]

Revenues	$7,942,248	$9,177,841	$	$17,120,089
Cost of revenues	7,176,935	8,300,029		15,476,964
Gross profit	765,313	877,812	-	1,643,125
Operating expenses	509,720	900,588	293,173	1,703,481
Income (loss) from operations	255,593	(22,776)	(293,173)	(60,356)
Interest expense, net	68,014	19,123	11,127	98,264
Income (loss) before income tax	187,579	(41,899)	(304,300)	(158,620)
Income tax expense	-	-	-
Net income (loss)	$187,579	$(41,899)	$(304,300)	$(158,620)

Net income (loss) per share:
Basic and diluted	NA	(0.01)		(0.02)

Weighted average shares outstanding:
Basic and diluted	NA	7,000,000	500,000 [B]	7,500,000

[A]	This pro forma adjustment reflects a full year of amortization for the intangible assets acquired of $293,173, as well as a full year of amortization of the discount on the notes payable issued in connection with the Transaction of $11,127 as if they were issued at the beginning of the period.

[B]	This reflects the impact of the issuance of 500,000 common shares to the seller of Loyalty in the Transaction as if they were outstanding for the entire period.

50

Pro Forma Combined Statements of Operations

(Unaudited)

			Pro Forma Adjustments
	Loyalty	First Rate	Effect of
	December 31,	December 31,	Intangible and Discount	Pro Forma
	2012	2012	Amortization	Combined
			[A]

Revenues	$7,667,602	$6,937,349	$	$14,604,951
Cost of revenues	6,797,921	6,251,249	13,049,170
Gross profit	869,681	686,100	-	1,555,781
Operating expenses	709,740	795,762	293,173	1,798,675
Income (loss) from operations	159,941	(109,662)	(293,173)	(242,894)
Interest expense, net	39,905	10,533	11,127	61,565
Income before income tax	120,036	(120,195)	(304,300)	(304,459)
Income tax expense	-	-	-
Net income (loss)	$120,036	$(120,195)	(304,300)	$(304,459)

Net income (loss) per share:
Basic and diluted	NA	(0.02)		(0.05)

Weighted average shares outstanding:
Basic and diluted	NA	5,465,929	500,000 [B]	5,965,929

[A]	This pro forma adjustment reflects a full year of amortization for the intangible assets acquired of $293,173, as well as a full year of amortization of the discount on the notes payable issued in connection with the Transaction of $11,127 as if they were issued at the beginning of the period.

[B]	This reflects the impact of the issuance of 500,000 common shares to the seller of Loyalty in the Transaction as if they were outstanding for the entire period.

51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Loyalty Staffing Services

We have audited the accompanying balance sheets of Loyalty Staffing Services (the "Company") as of December 31, 2013 and 2012, and the related statements of operations, changes in member’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements are presented assuming the Company will continue as a going concern. As more fully described in Note 4 to the financial statements, the Company had cash used in operations of $21,775 and $2,539 for the years ended December 31, 2013 and 2012, respectively. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans to address these conditions are also set forth in note 4 to the financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue as a going concern.

/s/ Anton Chia, LLP

Newport Beach, California

December 31, 2014

52

LOYALTY STAFFING SERVICES
BALANCE SHEETS

	December 31,	December 31,
	2013	2012

Assets

Current assets
Cash	$25,815	$69,961
Accounts receivable	718,040	425,314
Other current assets	1,146	-
Total current assets	745,001	495,275

Property and equipment, net	9,939	13,018
Deposit and other assets	26,526	24,026
Total assets	$781,466	$532,319

Liabilities and Members' Equity

Current liabilities
Accounts payable and accrued expenses	$209,996	$126,057
Total current liabilities	$209,996	$126,057

Commitments and contingencies

Members' equity
Members' equity	1,000	1,000
Retained earnings	570,470	405,262
Total members' equity	571,470	406,262
Total liabilities and members' equity	$781,466	$532,319

The accompanying notes are an integral part of these financial statements

53

LOYALTY STAFFING SERVICES
STATEMENTS OF OPERATIONS

	Year Ended
	December 31,	December 31,
	2013	2012

Revenues	$7,942,248	$7,667,602
Cost of revenues	7,176,935	6,797,921
Gross profit	765,313	869,681
Operating expenses	509,720	709,740
Income from operations	255,593	159,941
Interest expense, net	68,014	39,905
Income before income tax	187,579	120,036
Income tax expense	-	-
Net income	$187,579	$120,036

The accompanying notes are an integral part of these financial statements

54

LOYALTY STAFFING SERVICES
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Members'	Retained
	Equity	Earnings	Total

Balance, December 31, 2011	$1,000	$361,196	$362,196

Distributions		(75,970)	(75,970)
Net income		120,036	120,036
Balance, December 31, 2012	1,000	405,262	406,262

Distributions		(22,371)	(22,371)
Net income		187,579	187,579
Balance, December 31, 2013	$1,000	$570,470	$571,470

The accompanying notes are an integral part of these financial statements

55

LOYALTY STAFFING SERVICES
STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2013	2012

Cash flows from operating activities
Net income	$187,579	$120,036
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	3,079	2,298
Changes in operating assets and liabilities:
Accounts receivable	(292,726)	(261,933)
Other current assets	(1,146)	56,548
Deposits and other assets	(2,500)	(18,000)
Accounts payable and accrued expenses	83,939	98,512

Net cash used in operating activities	(21,775)	(2,539)

Cash flows from investing activities
Payments from acquisition of property and equipment	-	(14,692)

Net cash used in investing activities	-	(14,692)

Cash flows from financing activities
Payment of distributions	(22,371)	(75,970)

Net cash used in financing activities	(22,371)	(75,970)

Net decrease in cash	(44,146)	(93,201)
Cash, beginning of the year	69,961	163,162
Cash, end of the year	$25,815	$69,961

Supplemental disclosure of cash flow information:
Interest paid	$68,040	$40,188
Income taxes paid	-	-

The accompanying notes are an integral part of these financial statements

56

LOYALTY STAFFING SERVICES
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

Loyalty Staffing Services (the “Company") was incorporated on June 26, 2009 in California as a single-member limited liability company. The Company is a light industrial and hospitality staffing company servicing over 60 clients in the greater Los Angeles area.

2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2013 or 2012.

Accounts Receivable and Factoring

Accounts receivable are carried at the original amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering each customer's financial condition and credit history, as well as current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of December 31, 2013 and 2012 was $0.

The Company has entered into an accounts funding and administration agreement with Damian Services Corporation (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor remits 90% of the accounts receivable balance to the Company, with the remaining balance, less fees, to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. A base administrative fee of 1.5% is charged on the gross amount of accounts receivables assigned to Factor provided the invoice is paid within 30 days. The base fee is discounted by an additional 0.10% for weeks that total labor billed on invoices exceeds $50,000 and 0.20% for weeks the labor billed exceeds $100,000. Payment received after 30 days of the invoice date accrues interest at a rate of 0.0065% per day. The total amount of accounts receivables factored was $603,622 and $306,277 at December 31, 2013 and December 31, 2012, respectively.

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Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in the absence of a principal, most advantageous market for the specific asset or liability. The Company has determined that the book value of the Company's cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses as of December 31, 2013 and 2012 is the approximate fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

During the year ended December 31, 2013, the Company had two customers which made up approximately 31% and 10%, respectively, of its total revenues. During the year ended December 31, 2012, the Company had two customers that made up approximately 35% and 10%, respectively, of its total revenues.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition. Revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2013 and 2012, the Company did not have any deferred tax assets or liabilities, as the Company was a limited liability corporation, and thus the income tax impact of the Company’s operations is passed through to its member.

Recent Accounting Pronouncements

There are no recently issued accounting standards updates that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

58

4. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company had negative cash flows from operations for the years ended December 31, 2013 and 2012 of $21,775 and $2,539, respectively, as well as cash of $25,815 as of December 31, 2013. Given the current cash balance, as well as certain contingencies (see Note 7), there is substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on management’s ability to maintain profitable operations, and / or obtain additional financing from its member and / or other third parties. The successful outcome of future activities cannot be determined at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

5. EQUIPMENT

Equipment consisted of the following as of December 31, 2013 and 2012.

	December 31,	December 31,
	2013	2012

Computers and related equipment	$14,692	$14,692
Furniture and fixtures	707	707

	15,399	15,399

Less: accumulated depreciation	(5,460)	(2,381)

	$9,939	$13,018

Depreciation expense for the years ended December 31, 2013 and 2012 amounted to $3,079 and $2,298, respectively.

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6. DEPOSITS AND OTHER ASSETS

Deposits and other assets consisted of the following as of December 31, 2013 and 2012.

	December 31,
	2013	2012
Deposit for insurance	$20,500	18,000
Deposit on office lease and utilities	6,026	6,026

Total	$26,526	$24,026

7. COMMITMENTS AND CONTINGENCIES

Leases

The Company leased its office facility located in Torrance, California, as well as certain office equipment under operating leases on a month-to-month basis. During the years ended December 31, 2013 and 2012, total rent expense under these operating leases amounted to $38,535 and $34,358, respectively.

Litigation

During 2013, the Company had three claims from former employees that arose out of the ordinary course of business. In September 2013, the Company entered into a settlement agreement to resolve one claim for $3,000, which was payable by the Company in five installments of $600. As of December 31, 2013, the Company had paid $1,800 in connection with the settlement. The remaining balance due of $1,200 as of December 31, 2013 was included as a component of accounts payable and accrued expenses in the accompanying balance sheet.

Subsequent to the year ended December 31, 2013, the Company entered into settlement agreements to settle the additional two claims for an aggregate total of $49,000. The total aggregate settlement amount was accrued for at December 31, 2013, and is included in accounts payable and accrued expenses on the accompanying balance sheet. Pursuant to the terms of the settlement agreements, the Company paid $19,000 of the amounts in March 2014 and $30,000 in June 2014 (see Note 8).

8. SUBSEQUENT EVENTS

On February 11, 2014, First Rate Staffing Corporation (“First Rate”) entered into an agreement to purchase the assets of the Company for an aggregate purchase price of $1,500,000 consisting of $500,000 in cash and 500,000 shares of First Rate’s common stock, valued at a price of $2 per share. As part of the agreement, the former president and owner of the Company became an employee of First Rate. The $500,000 cash portion of the purchase price shall be paid as follows; 1) $50,000 of the purchase price will be paid within five days of the release of certain Uniform Commercial Code liens and personal guarantees, 2) an additional $50,000 will be paid sixty days from the date of such release, 3) First Rate shall execute a promissory note to the seller for $400,000 payable in an installment of $75,000 due six months after the closing date of the agreement and $325,000 payable 30 months after the closing date.

The seller has the option of converting all or any part of the $400,000 promissory note balance into First Rate’s common stock at the then prevailing trading price or market value at the time of closing of the agreement or $2 per share. The seller has agreed to a reduction in the promissory note of an amount equal to 5% of $1,500,000 and a return of common stock of an amount equal to 2.5% of $1,500,000 for every reduction of $1,500,000 in annual revenues generated by the loss a client or clients acquired as part of the asset agreement within 12 months from the closing date.

60

The total amounts due from First Rate of $500,000 have not been paid due to an internal issue and the Company is currently in the process of renegotiating the terms of the outstanding notes. The management of First Rate believes the Company was in breach of the pursuant sale agreement. The seller is no longer employed with the Company and First Rate is now controlling the operations of Loyalty Staffing Services.

During 2014, the Company entered into settlement agreements to settle two outstanding legal claims from former employees for an aggregate total of $49,000 (see Note 7).

61

FIRST RATE STAFFING CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

First Rate Staffing Corporation:

We have audited the accompanying consolidated balance sheets of First Rate Staffing Corporation (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to the above present fairly, in all material respects, the consolidated financial position of First Rate Staffing Corporation as of December 31, 2014 and 2013, and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Note 4 to the consolidated financial statements, the Company has incurred an accumulated deficit from inception to December 31, 2014. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

March 31, 2015

63

FIRST RATE STAFFING CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013

Assets

Current assets
Cash	$787,238	$54,043
Accounts receivable	330,538	154,030
Prepaid expenses	-	67,484
Notes receivable - related party, current portion	8,388	-
Total current assets	1,126,164	275,557

Property and equipment, net	19,823	26,483
Notes receivable - related party, net of current portion	-	8,388
Intangible assets, net	1,206,429	-
Deposits and other assets	6,200	6,280
Total assets	$2,358,616	$316,708

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable	$385,571	$57,659
Other current liabilities	534,735	153,744
Notes payable, net of discount	474,837	-
Notes payable - related parties, current portion	4,509	-
Total current liabilities	1,399,652	211,403
Notes payable - related parties, net of current portion	-	156,107
Total liabilities	1,399,652	367,510

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, zero shares issued and outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 7,500,000 and 7,000,000 shares issued and authorized at December 31, 2014 and 2013, respectively	750	700
Additional paid-in capital	1,089,802	89,852
Accumulated deficit	(131,588)	(141,354)
Total stockholders' equity (deficit)	958,964	(50,802)
Total liabilities and stockholders' equity (deficit)	$2,358,616	$316,708

The accompanying notes are an integral part of these consolidated financial statements

64

FIRST RATE STAFFING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,	December 31,
	2014	2013

Revenues	$18,003,628	$9,177,841
Cost of revenues	16,137,224	8,300,029
Gross profit	1,866,404	877,812
Operating expenses	1,604,707	900,588
Income (loss) from operations	261,697	(22,776)
Interest and other expense, net	185,255	19,123
Income (loss) before income tax	76,442	(41,899)
Income tax expense	66,676	-
Net income (loss)	$9,766	$(41,899)

Net income (loss) per share:
Basic and diluted	$-	$(0.01)

Weighted average shares outstanding:
Basic and diluted	7,442,466	7,000,000

The accompanying notes are an integral part of these consolidated financial statements

65

FIRST RATE STAFFING CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’
EQUITY (DEFICIT)

					Additional	Accumulated
	Preferred Stock		Common Stock		Paid-in	Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance, December 31, 2012	-	$-	7,000,000	$700	$61,352	$(99,455)	$(37,403)

Contribution by stockholder	-	-	-	-	28,500	-	28,500
Net loss	-	-	-	-	-	(41,899)	(41,899)
Balance, December 31, 2013	-	-	7,000,000	700	89,852	(141,354)	(50,802)

Common stock issued for acquisition	-	-	500,000	50	999,950	-	1,000,000
Net income	-	-	-	-	-	9,766	9,766
Balance, December 31, 2014	-	$-	7,500,000	$750	$1,089,802	$(131,588)	$958,964

The accompanying notes are an integral part of these consolidated financial statements.

66

FIRST RATE STAFFING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2014	2013

Cash flows from operating activities
Net income (loss)	$9,766	$(41,899)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	266,098	6,439
Amortization of discount on note payable	30,474	-
Changes in operating assets and liabilities:
Accounts receivable	(176,508)	(100,452)
Prepaid expenses	67,484	(67,484)
Deposits and other assets	80	74,237
Accounts payable	327,912	27,001
Other current liabilities	359,487	78,236

Net cash provided by (used in) operating activities	884,793	(23,922)

Cash flows from investing activities
Borrowings on notes receivable - related party	-	(8,388)
Payments from acquisition of property and equipment	-	(28,713)

Net cash used in investing activities	-	(37,101)

Cash flows from financing activities
Payments on note payable - related party	(151,598)	(99,021)
Capital contributions	-	28,500

Net cash used in financing activities	(151,598)	(70,521)

Net change in cash	733,195	(131,544)
Cash, beginning of the year	54,043	185,587
Cash, end of the year	$787,238	$54,043

Supplemental disclosure of cash flow information:
Interest paid	$1,630	$19,140
Income taxes paid	-	-

Supplemental disclosures of non-cash investing and financing transactions:
Issuance of common stock for acquisition of Loyalty Staffing Services, Inc.	$1,000,000	$-
Issuance of note payable for acquisition of Loyalty Staffing Services, Inc.	$500,000	$-

The accompanying notes are an integral part of these consolidated financial statements

67

FIRST RATE STAFFING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

First Rate Staffing Corporation (“First Rate” or “the Company”), formerly known as Moosewood Acquisition Corporation (“Moosewood”) was incorporated on April 20, 2011 under the laws of the State of Delaware.

The Company provides recruiting and staffing services for temporary positions in the light industrial, distribution center, assembly, and clerical areas to its clients in California and Arizona, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements.

The consolidated financial statements include the accounts of the Company and Loyalty Staffing Services, Inc. All significant intercompany transactions have been eliminated in consolidation.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Use of Estimates

In preparing these consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.  The reclassifications have not impacted the previously reported results of operations or total assets, liabilities or stockholders’ equity (deficit).

Cash

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2014 or 2013. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk. As of December 31, 2014, the Company had $537,238 of balances that exceeded the FDIC insurance limits.

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Accounts Receivable and Factoring

Accounts receivable are carried at the original amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering each customer's financial condition and credit history, as well as current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of December 31, 2014 and 2013 was $0.

During 2012, the Company entered into a new accounts receivable factoring arrangement with a non-related third party financial institution (the “Factor”). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor remits 90% of the accounts receivable balance to the Company, with the remaining balance, less fees, to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 0.015% per diem is charged on the gross amount of accounts receivables assigned to Factor, plus interest to be calculated at 0.011806% per day. The total amount of accounts receivable factored was $1,824,376 and $756,718 at December 31, 2014 and 2013, respectively.

Business Acquisitions

The Company has accounted for its business acquisitions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 805, Business Combinations. Assets acquired and liabilities assumed are recorded at their estimated fair values as of the acquisition date. The fair values of identifiable intangible assets are based on valuations using the income approach. The excess of the purchase price, if any, over the tangible assets, identifiable intangible assets and assumed liabilities, is recorded as goodwill.

Intangible Assets

The Company has intangible assets recorded as part of a business acquisition (see Note 6). Intangible assets with definite useful lives, representing customer relationships, are amortized over their estimated useful lives of 5 years using the straight-line method, which represents the economic benefit pattern of the intangible assets.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

GAAP provides for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

•	Level 1 — Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

•	Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

–	Quoted prices for similar assets or liabilities in active markets

–	Quoted prices for identical or similar assets or liabilities in markets that are not active

–	Inputs other than quoted prices that are observable for the asset or liability

–	Inputs that are derived principally from or corroborated by observable market data by correlation or other means

•	Level 3 — Inputs that are unobservable and reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows). The Company did not measure any financial instruments presented on the Consolidated Balance Sheets at fair value on a recurring basis using significantly unobservable inputs (Level 3) as of December 31, 2014 or 2013.

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The Company has determined that the book value of its outstanding financial instruments as of December 31, 2014 and 2013 is the approximate fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company recognizes revenue in accordance with FASB ASC No. 605, Revenue Recognition. Revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Net Income (Loss) Per Share

Basic income (loss) per share is computed by dividing the net income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per share reflect per share amounts that would have resulted if diluted potential common stock had been converted to common stock.  There have been no common stock equivalents included in the diluted earnings per share computation for the years ended December 31, 2014 or 2013 as the amounts are anti-dilutive.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

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Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 creates a new topic in the ASC Topic 606 and establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics, and expands and improves disclosures about revenue. In addition, ASU 2014-09 adds a new Subtopic to the Codification, ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers, to provide guidance on costs related to obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer that are not in the scope of another ASC Topic. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016, including interim periods therein. Early application is not permitted. Management is in the process of assessing the impact of ASU 2014-09 on the Company’s financial statements.

4. GOING CONCERN

The Company has an accumulated deficit of $131,588 since inception. This accumulated deficit is primarily the result of increased operating expenses during 2012 associated with professional fees necessary to complete its merger transaction in November 2012, as well as revenues being at below break-even levels. Going forward, the Company expects these annual expenses to be lower. In addition, on February 11, 2014, the Company also acquired the customer list of Loyalty Staffing Services, Inc. (see Note 6), which is expected to increase cash flows from operations. Management believes this will allow the Company to operate at profitable level in the future.

The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its shareholders and / or other third parties. In order to address the need to satisfy its continuing obligations and realize its long term strategy, management’s plans include continuing to fund operations with cash received from financing activities.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2014 and 2013.

	December 31,	December 31,
	2014	2013

Furniture and equipment	$5,658	$5,658
Vehicles	28,000	28,000
	33,658	33,658

Less: accumulated depreciation	13,835	7,175

	$19,823	$26,483

Depreciation expense for the years ended December 31, 2014 and 2013 amounted to $6,660 and $6,439, respectively.

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6. ACQUISITION

On February 11, 2014, the Company entered into an agreement to purchase the assets of Loyalty Staffing Services, Inc. (“Loyalty”), a California corporation, for an aggregate purchase price of $1,444,363 consisting of a cash payment of $100,000, along with a $400,000 note payable, net of a discount of $55,637 for imputed interest, and 500,000 shares issued of the Company’s common stock, valued at the estimated fair value of $2 per share. The total amount due of $500,000 is payable as follows; 1) $50,000 of the purchase price will be paid within five days of the release of certain Uniform Commercial Code liens and personal guarantees, 2) an additional $50,000 will be paid sixty days from the date of such release, 3) the Company has executed a promissory note to the seller for $400,000, payable in four installments of $75,000 every six months after the closing date of the agreement, with a remaining and final payment of $100,000 payable 30 months after the closing date.

The seller has the option of converting all or any part of the $400,000 promissory note balance into the Company's common stock at the then prevailing trading price or market value at the time of closing of the agreement or $2 per share. The Seller has agreed to a reduction in the promissory note of an amount equal to 5% of $1,500,000 and a return of common stock of an amount equal to 2.5% of $1,500,000 for every reduction of $1,500,000 in annual revenues generated by the loss a client or clients acquired as part of the asset agreement within 12 months from the closing date.

The Company is currently in dispute with the seller of Loyalty, Nancy Esteban, concerning the terms of the cash portion and note payable portion of the payout in the original transaction described above. The parties are currently negotiating in good faith to resolve. The Company expects this settlement to occur during the second quarter of 2015.

Assets acquired and liabilities assumed were recorded at their estimated fair values as of the acquisition date. The fair values of identifiable intangible assets were based on valuations using the income approach. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities was recorded as goodwill.

The purchase price allocation was allocated as follows:

Recognized amounts of identifiable assets acquired
and liabilities assumed, at fair value

Intangible assets	$1,465,867
Accounts payable	(21,504)
$1,444,363

Intangible assets acquired represented customer relationships which have an estimated useful life of 5 years. The estimated useful life is based on the patterns in which the economic benefits related to such assets are expected to be realized.

Amortization expense for intangible assets amounted to $259,438 and $0 for the years ended December 31, 2014 and 2013, respectively. Estimated future amortization of intangible assets is as follows.

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Year Ended
December 31,
2015	$293,173
2016	293,173
2017	293,173
2018	293,173
2019	33,737
$1,206,429

The amount of Loyalty’s revenue and earnings included in the Company’s consolidated statement of operations for the year ended December 31, 2014, and the revenue and earnings of the combined entity had the acquisition date been January 1, 2013 are as follows. The pro forma information includes the effects of amortization of intangibles arising from the transaction, as well as interest expense from the note payable issued to the seller. The pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the transactions been effected on the assumed dates.

	Revenues	Earnings (Loss)

Actual from February 11, 2014 to December 31, 2014	$7,005,170	$225,426

2014 supplemental pro forma (unaudited) from
January 1, 2014 to December 31, 2014	$18,922,592	$244,523

2013 supplemental pro forma (unaudited) from
January 1, 2013 to December 31, 2013	$17,120,089	$(158,620)

7. NOTE RECEIVABLE – RELATED PARTY

In March 2013, the Company issued a series of unsecured notes receivable to an officer of the Company. The borrowings are due in one lump payment in March 2015 and earn interest at a rate of 15% per annum. As of December 2014 and 2013, the note receivable balance was $8,388.

8. DEPOSITS AND OTHER ASSETS

Deposits and other assets consisted of the following as of December 31, 2014 and 2013.

	December 31,
	2014	2013
Deposit on office lease and utilities	3,200	3,280
Other	3,000	3,000
Total	$6,200	$6,280

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9. SHAREHOLDERS’ EQUITY (DEFICIT)

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2014 and 2013, 7,500,000 and 7,000,000 shares of common stock, respectively, were issued and outstanding. There was no preferred stock were issued or outstanding as of December 31, 2014 or 2013.

During the year ended December 31, 2013, Cliff Blake, the Chief Executive Officer and sole director of the Company, made a capital contribution of $28,500 to the Company.

During the year ended December 31, 2014, the Company issued 500,000 shares of common stock in connection with the acquisition of Loyalty (see Note 6).

10. NOTES PAYABLE - RELATED PARTY

During 2012, the Company obtained unsecured promissory notes payable from one of its shareholders on various dates between March 2012 and December 2012. The total aggregate amounts outstanding amounted to $4,509 and $156,107 as of December 31, 2014 and 2013, respectively. The notes bear interest at a rate of 6% per annum and are due in full in one lump payment 3 years from the issuance dates. The remaining outstanding balances are all due in December 2015. There are no financial covenant requirements under the notes.

11. NOTES PAYABLE – ACQUISITION

Notes payable resulting from the acquisition of Loyalty consisted of the following.

December 31,
2014

Cash payments due to the seller of Loyalty within 60 days UCC and personal guarantee releases	$100,000

Promissory Note due to seller - Payable in four payments of $75,000 every 6 months after the closing date, with a remaining and final payment of $100,000 made at 30 months from the closing date. The note bears no interest and can be converted into shares of the company's common stock at any time at the prevailing trade price or the stock price at the closing of the transaction, which amounted to $2 per share. The Company is currently in default under the terms of the note due to a dispute with the debt holder, and the terms are in the process of being renegotiated (see Note 13). Until a settlement has been reached, the outstanding balances on the note have been presented as current liabilties.	400,000
$500,000

As the note payable from the acquisition of Loyalty has no stated interest, the Company has imputed total interest of $55,637 using a rate of 10% per annum, which represents the Company’s incremental borrowing rate for similar transactions. The discount is being amortized into interest expense using the interest method. During the year ended December 31, 2014, amortization of the discount amounted to $30,474. As of December 31, 2014, the note payable is presented net of a discount of $25,163. The note has not been paid due to an internal issue and the Company is currently in the process of renegotiating the terms of the outstanding notes.

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12. INCOME TAXES

The components of the provision for income taxes are summarized as follows for the years ended December 31:

	2014	2013

Current
Federal	$52,529	$-
State	14,147	-
Total current	66,676	-

Deferred
Federal	-	-
State	-	-
Total deferred	-	-
Total	$66,676	$-

Significant components of deferred income tax assets and liabilities are as follows:

	2014	2013

Net operating loss carryforwards	$-	$41,548
State income taxes	3,837	(2,618)
Depreciation and amortization	72,072	-
Other	-	289
Total, net	75,909	39,219
Valuation allowance	(75,909)	(39,219)
Deferred tax assets, net	$-	$-

At December 31, 2014, the Company had utilized its Federal and State net operating loss carryforwards ("NOL") available to offset future taxable income.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. Management considers many factors when assessing the likelihood of future realization of the Company's deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

At December 31, 2014 and 2013, based on the weight of available evidence, management determined that it was unlikely that the Company's deferred tax assets would be realized and have provided for a full valuation allowance associated with the net deferred tax assets.

The Company periodically analyzes its tax positions taken and expected to be taken and has determined that since inception there has been no need to record a liability for uncertain tax positions. The Company classifies income tax penalties and interest, if any, as part of selling, general and administrative expenses in the accompanying consolidated statements of operations. There was no accrued interest or penalties as of December 31, 2014 or 2013.

The Company is neither under examination by any taxing authority, nor has it been notified of any impending examination. The Company's tax years for its Federal and State jurisdictions which are currently open for examination are the years of 2011 - 2014.

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13. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its office locations located in Torrance, California and Phoenix, Arizona under operating leases on a month-to-month basis at monthly rates ranging from $737 to $3,211. The Company leases its office located in Santa Fe Springs, California under a non-cancellable operating lease extending through January 2018.

The following summarizes the amounts due in future periods under non-cancellable operating leases.

Year Ended
December 31,

2015	$13,872
2016	13,872
2017	13,872
2018	1,156
Total	$42,772

Litigation

The Company is currently in dispute with the seller of Loyalty, Nancy Esteban, concerning the terms of the cash portion and note payable portion of the payout in the original transaction described above. The parties are currently negotiating in good faith to resolve. The Company expects this settlement to occur during the second quarter of 2015. Management does not anticipate any material adverse impacts from this dispute, and any gain will be recorded upon the finalization of a settlement.

During the ordinary course of the Company’s business, it is subject to various claims and litigation. The Company settled an open claim involving a former employee in 2013 for $35,625. As of December 31, 2014 and 2013, all obligations have been fulfilled by the Company.

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PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$437
State filing fees	$4,000
Edgarizing fees	$8,000
Transfer agent fees	$10,000
Accounting fees	$60,000
Legal fees	$20,000
Printing	$2,000

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On April 20, 2011, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

On April 20, 2011, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On May 23, 2012, 1,000,000 shares of common stock were issued by the Company to Cliff Blake pursuant to a change of control in the Company. The aggregate consideration paid for these shares was $100.

(3) From July 1, 2012 through October 31, 2012, 500,000 shares of common stock were issued by the Company to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions set forth below. The Company conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Company in conducting the offering.

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Shareholder Name	Consideration	Number of Shares

Teri and Daryl Baldridge	$1.39	13,888
Sarah and Nino Barette	$1.39	13,889
Bob Blake	$1.00	10,000
Camille Blake	$1.00	10,000
Katy Blake	$1.00	10,000
Tim and Tracy Brown	$1.00	10,000
Toni and Tammy Canzone	$1.00	10,000
Carla Cole	$1.39	13,889
Janet Dickenson	$1.39	13,889
Eric Escalante	$1.39	13,889
Spiros Galpin	$2.78	27,778
Spiros Galpin II	$1.39	13,889
Tanya Galpin	$1.39	13,888
Brian Gorman	$1.39	13,889
Randy and Vicki Haringa	$1.39	13,889
Edward Hartely	$1.00	10,000
Randy and Dee Haynes	$1.39	13,889
Karl Hempel	$1.00	10,000
Mackie Hempel	$1.00	10,000
Heidi Hermreck	$1.39	13,889
Brad and Linda Ills	$1.39	13,889
Dick and Karen Ills	$1.389	13,889
Debbie Johns	$1.00	10,000
Mike Johns	$3.67	36,668
Doris Knox	$1.00	10,000
Jan Mautz	$1.39	13,889
Kathy McArdle	$1.39	13,889
David Mejia	$1.39	13,889
Marty and Patty Pflum	$1.39	13,889
Jen and Kevin Puebla	$1.39	13,888
Don and Barbara Rodgers	$1.00	10,000
Troy and Lisa Schweers	$1.39	13,889
Mike Tafoya	$1.39	13,888
Nancy and Dan Tafoya	$1.39	13,889
Rob Tafoya	$1.39	13,889
Rebecca Zabel	$1.00	10,000
Steve Zabel	$1.00	10,000

(4) On November 13, 2012, the Company issued 4,000,000 shares of common stock in connection with the Mergers, as follows:

Shareholder Name	Number of Shares

Devon Galpin	1,000,000
Julie Galpin	1,000,000
Joy Mautz	1,000,000
Michael Mautz	1,000,000

(5) On November 13, 2012, the Company issued 1,000,000 shares of common stock to Terry Blake that were previously agreed-upon pursuant to the earlier change of control of the Company that occurred in March 2012.

(6) In, 2014, the Company issued 500,000 shares of common stock to Nancy Esteban in connection with the acquisition of Loyalty Staffing Services.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1++	Agreement and Plan of Merger
2.2++	Agreement and Plan of Merger
2.3*	Agreement for Purchase and Sale of Assets with Loyalty Staffing Services
3.1+	Certificate of Incorporation
3.2+	By-laws
3.3+++++	Certificate of Designations, Preferences and Rights
5.1+++++	Opinion of Counsel on legality of securities being registered
10.1+++	Factoring Agreements with TAB Bank
10.2+++	Guarantees regarding TAB Bank

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10.3++++	Agreement with Tiber Creek Corporation
10.4++++	Promissory Note
10.5++++	Promissory Note
10.6++++	Promissory Note
10.7++++	Promissory Note
10.8++++	Promissory Note
10.9+++++	Promissory Note
10.10++++++	Promissory Note Loyalty Staffing
23.1	Consent of Accountants
23.4+++++	Consent of Attorney (as part of Exhibit 5.1)

____________________

+	Previously filed on Form 10-12G on June 2, 2011 (File No.: 000-54427) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed on Form S-1 on November 13, 2012 (File No.: 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
+++	Previously filed on Form S-1 on February 1, 2013 (File No. 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++++	Previously filed on Form S-1 on April 11, 2013 (File No. 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
+++++	Previously filed on Form S-1 on October 7, 2013 (File No. 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++++++	Previously filed on Form S-1 on February 9, 2015 (File No. 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

*	Previously filed on Form 8-K on February 14, 2014 (File No.: 000-54427) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 30, 2015.

FIRST RATE STAFFING CORPORATION

By:	/s/ Cliff Blake
Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Cliff Blake
Title: Treasurer (Principal Financial Officer)

By:	/s/ Cliff Blake
Title: Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Cliff Blake	Director	April 30, 2015

/s/ Devon Galpin	Director	April 30, 2015

/s/ Michael Mautz	Director	April 30, 2015

/s/ Joy Mautz	Director	April 30, 2015

/s/ Julie Galpin	Director	April 30, 2015

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